                              CREDIT AGREEMENT

     This CREDIT AGREEMENT is entered into as of August 12, 1996, among AIMCO PROPERTIES, L.P., a Delaware limited partnership (the "Company"), the banks from time to time party to this Agreement (the "Banks"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as one of the Banks ("BofA"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (the "Agent").

    A. Pursuant to that certain Credit Agreement, dated as of July 18, 1994, by and between BofA and the Company, as amended by that certain First Amendment thereto, dated as of November 16, 1994, that certain Second Amendment thereto, dated as of September 12, 1995, and that certain Third Amendment thereto, dated as of October 10, 1995, by and between BofA and the Company (as so amended, the "Previous Credit Agreement"), BofA made available to the Company a revolver-to-term credit facility in the amount of up to Forty Million Dollars ($40,000,000).

     B. BofA, the Banks and the Company desire to replace the Previous Credit Agreement with this Agreement thereby making available to the Company a revolver-to-term credit facility upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereby agree as follows:

                                 ARTICLE I

                                DEFINITIONS

     1.01 DEFINED TERMS. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

     "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of five percent (5%) or more of the equity of a Person shall, for the purposes of this Agreement, be deemed to control the other Person. In no event shall any Bank be deemed an "Affiliate" of the Company.

     "AGENT" means Bank of America National Trust and Savings Association, in its capacity as Agent, and any successor Agent appointed hereunder.

     "AGENT-RELATED PERSONS" has the meaning specified in Section 9.03.

     "Aggregate Commitment" means the combined Commitments of the Banks, in the amount of up to $50,000,000.

     "AGREEMENT" means this Credit Agreement, as amended, supplemented or modified from time to time.

     "AIMCO HOLDINGS" means AIMCO Holdings, L.P., a Delaware limited partnership.

     "AIMCO/OTC" means AIMCO/OTC Qrs, Inc., a Delaware corporation.

     "Annualized Current Year NOI" shall mean for each Borrowing Base Property for any fiscal quarter during the term of the Revolving Facility, the annualized Net Operating Income from such Borrowing Base Property for the period from the commencement of the then current year through the end of the most recent quarter, with adjustments to reflect a level of annual Capital Expenditures equal to the Imputed Capital Expenditures.

     "APARTMENT PROPERTY CAP RATE" means nine and three-quarters percent (9.75%); provided, however, that such rate shall be revised upon each anniversary of the Closing Date to be the rate reported in the most recently published CB Commercial National Investor Survey as the average "going-in" cap rate based upon current investment criteria for class B apartment properties, or if such publication is no longer available, then a comparable cap rate in such other publication as may be reasonably designated by the Agent.

     "APPLICABLE MARGIN" means

          (a) with respect to Base Rate Loans, 0.0%; and

          (b) with respect to LIBOR Loans, 1.625%.

     "APPRAISAL" means a real estate appraisal providing an assessment of the fair market value of a Property, taking into account any and all Estimated Remediation Costs, that is (a) conducted on an "as-is" basis in accordance with the Uniform Standards of Professional Appraisal Practice (as promulgated by the Appraisal Standards Board of the Appraisal Foundation), all Requirements of Law applicable to the Agent, FIRREA, and the applicable internal policies of the Agent, and (b) undertaken by an independent M.A.I. appraisal firm engaged by the Agent and satisfactory to the Agent and the Requisite Banks.

     "APPRAISED VALUE" as to any item of Collateral shall, as of any date of determination, be the value of such Collateral reflected in the Appraisal thereof most recently delivered to and approved by the Agent pursuant to

Section 2.13(a)(ii)(a).

     "ASSIGNEE" has the meaning specified in Section 10.08.

     "ASSIGNMENT AND ACCEPTANCE" has the meaning specified in Section
10.08(a).

     "ASSIGNMENT OF LEASES" means an assignment of leases and rents, substantially in the form of EXHIBIT R, in each case with such revisions as may be proposed by local counsel to the Agent and acceptable to the Agent and the Requisite Banks.

     "ASSUMED INTEREST RATE" shall mean an annual rate equal to the yield on U.S. Treasury obligations having a maturity of ten (10) years from the date of determination (or the closest maturity date thereafter), plus two and one-half percent (2.50%), but in no event less than nine percent (9.0%). In calculating the Revolving Facility Debt Service Coverage-Based Principal Limit or Term Loan Debt Service Coverage-Based Principal Limit for any fiscal quarter, the Assumed Interest Rate shall be based on the yield on such U.S. Treasury obligations as published for the last Business Day of the preceding fiscal quarter. In calculating the Term Loan Debt Service Coverage-Based Principal Limit as of the Conversion Date, the Assumed Interest Rate shall be based on the yield on such obligations as published for the Business Day preceding the date a notice of the Company's request for the conversion is delivered to the Agent pursuant to Section 4.03.

     "ATTORNEY COSTS" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

     "BANK" means each of the lenders party to this Agreement, and includes BofA in its individual capacity.

     "BANK AFFILIATE" means a Person that is engaged primarily in the business of commercial lending and is a Subsidiary of a Bank or of a Person of which a Bank is a Subsidiary.

     "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (12 U.S.C. Section 101, et. SEQ.), as amended from time to time.

     "BASE RATE" means the higher of:

          (a) the annual rate of interest publicly announced from time to time by the Reference Bank as its "reference" rate. The "reference" rate is a rate set based upon various factors including the Reference Bank's costs and desired return, general economic conditions, and other factors, and is used as reference points for pricing some loans. Any change in the Base Rate shall take effect on the day specified in the public announcement of such change; or

          (b) one-half of one percent (0.5%) per annum above the latest Federal Funds Rate.

     "BASE RATE LOAN" means a Loan that bears interest based on the Base Rate.

     "BORROWING BASE" shall mean at any time: (a) in the case of the Revolving Facility, the Revolving Facility Borrowing Base and (b) in the case of the Term Loan, the Term Loan Borrowing Base.

     "BORROWING BASE PROPERTY" means one of the multi-family apartment projects which is identified on SCHEDULE 1.01A attached hereto or otherwise offered by the Company and accepted by all of the Banks as Collateral pursuant to Section 2.13(a) below (upon the satisfaction of the conditions set forth therein), together with all personal property, deposits, accounts, contract rights, leases and other Collateral relating to such project, unless and until such project is excluded as a Borrowing Base Property or otherwise released as Collateral pursuant to Sections 2.13(b), 2.13(e), 7.05, or 10.01(b)(vi), as applicable.

     "BOFA" means Bank of America National Trust and Savings Association, in its capacity as a Bank.

     "BORROWING NOTICE" means a notice given by the Company to the Agent pursuant to Section 2.03, in substantially the form of EXHIBIT A.

     "BRIDGE LOAN AGREEMENT" means that certain Credit Agreement dated as of even date herewith by and among the Company, the Agent and the initial Banks which provides, inter alia, that the banks party thereto will make available to the Company a credit facility in the amount of up to Twenty-Five Million Dollars ($25,000,000.00), as the same may be amended, supplemented, or modified from time to time.

     "BRIDGE LOAN" means any Base Rate Loan and any LIBOR Loan (as such terms are defined in the Bridge Loan Agreement) made pursuant to the Bridge Loan Agreement.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial lenders are authorized or required by law to close in New York City or the city in which the Agent's office charged with administration of the Loans is located; except in cases in which it relates to any LIBOR Loan, in which cases "Business Day" means such a day on which dealings are carried on in the London dollar interbank market.

     "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority having jurisdiction, or any other law, rule or regulation, whether or not having the force of law, regarding capital adequacy of any Bank or of any corporation controlling a Bank.

     "CAPITAL EXPENDITURES" means, for any period and with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person. For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by such Person or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price, less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.

     "CAPITAL LEASE" means any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

     "CAPITAL LEASE OBLIGATIONS" means, with respect to any Person, the amount at which such Person's obligations under Capital Leases are required to be carried on the balance sheet of such Person in accordance with GAAP.

     "CARRYING VALUE" means, with respect to any asset or liability of any Person, the amount at which such asset or liability has been recorded or, in accordance with GAAP, should have been recorded, in the books of account of such Person, as reduced by any reserves or write-downs which have been announced, set aside or taken or, in accordance with GAAP, should have been set aside or taken, with respect thereto; PROVIDED, HOWEVER, that, if more than one method of recording the amount of any asset or liability, or the setting aside or taking of any reserves or write-downs with respect thereto, is permitted under GAAP, the permitted method actually used shall be controlling for purposes of determining Carrying Value, provided that such method is used in a manner consistent with prior periods.

     "CASH COLLATERAL ACCOUNT" has the meaning specified in Section 2.13(d).

     "CASH EQUIVALENTS" means:

          (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than six months from the date of acquisition;

          (b) certificates of deposit, time deposits, demand deposits, eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than three (3) months, issued by the Agent, or by any U.S. commercial lender (or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S.) having combined capital and surplus of not less than $100,000,000 whose short-term securities are rated at least A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc.; PROVIDED, HOWEVER, such Investments may not be made in amounts in excess of $1,000,000 with any bank that is owed Indebtedness in excess of $1,000,000 by the Company, the REIT or any Subsidiary (other than the Obligations) unless such bank waives in writing (in form and substance satisfactory to the Requisite Banks) its right to set-off such Investment against such Indebtedness;

          (c) demand deposits on deposit in accounts maintained at commercial banks having membership in the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder; and

          (d) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. and in either case having a tenor of not more than three (3) months.

     "CERCLA" has the meaning specified in the definition of "Environmental
Laws".

     "CLOSING DATE" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all Banks; said date shall occur no later than August 31, 1996.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

     "COLLATERAL" means all property interests, now owned or hereafter acquired, of the Company or any Wholly-Owned Subsidiary in or upon which a Lien now or hereafter exists in favor of the Agent on behalf of the Banks hereunder or under the Collateral Documents.

     "COLLATERAL DOCUMENTS" means, collectively, (a) the Mortgages, the Assignments of Leases, the Environmental Indemnity Agreements, the Equity Interests Pledge Agreements and all security agreements, lease assignments and other similar agreements between the Company or any Wholly-Owned Subsidiary and the Banks or the Agent for the benefit of the Banks now or hereafter delivered to the Banks or the Agent pursuant to or in connection with the transactions contemplated hereby, (b) all financing statements (or comparable documents) now or hereafter filed in accordance with the UCC (or comparable law) against the Company or any Wholly-Owned Subsidiary as debtor in favor of the Banks or the Agent for the benefit of the Banks as secured party, (c) any other documents executed by the Company or any Wholly-Owned Subsidiary at the request of Agent and upon the recommendation of Agent's counsel or local counsel in order to establish, perfect or protect any of the liens or security interests granted in the Mortgages, and (d) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

     "COMMITMENT", with respect to each Bank, shall mean that Bank's Revolving Commitment (during the term of the Revolving Facility) or Term Commitment (during the term of the Term Loan), as specified in Sections 2.01(a) or (c), as applicable.

     "COMMITMENT PERCENTAGE" means, as to any Bank, the percentage equivalent of such Bank's Commitment divided by the Aggregate Commitment.

      "CONTINGENT OBLIGATION" means, as to any Person, (a) any Guaranty Obligation of that Person, and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person, (i) in respect of any letter of credit or similar instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings,
(ii) as a partner or joint venturer in any partnership or joint venture,
(iii) to purchase any materials, supplies or other Property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other Property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other Property is ever made or tendered, or such services are ever performed or tendered, or (iv) incurred pursuant to any Rate Contract. Except as provided in the definition of "Total Indebtedness" below, the amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof.

     "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, mortgage, deed of trust, indenture, or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

     "CONTROLLED GROUP" means the Company and all Persons (whether or not incorporated) under common control or treated as a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code.

     "CONVERSION CONDITIONS" has the meaning specified in Section 4.03.

     "CONVERSION DATE" shall mean the date on which all Conversion Conditions have been satisfied and the Revolving Facility has been converted into the Term Loan. The Conversion Date shall be set forth in the certificate delivered to and approved by the Agent pursuant to Section 4.03(e) below.

     "DEBT SERVICE COVERAGE RATIO" means, with respect to the Company, the REIT and their respective Subsidiaries on a consolidated basis for any period of determination, the ratio computed as follows:

                                EBITDA minus Imputed Capital Expenditures
Debt Service Coverage Ratio = ------------------------------------------------
                              Net Interest Expense plus Scheduled Amortization

     "DE SUB" means AIMCO Properties Finance Corp., a Delaware corporation.

     "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied) constitute an Event of Default.

     "DEVELOPMENT ACTIVITY" means, as to any Property of the Company or any Subsidiary, any construction, reconstruction, rehabilitation or other development activity or related series of activities in connection with any single apartment or commercial complex, the cost of which, in the aggregate, exceeds $1,000,000.

     "DISPOSITION" means the sale, lease, conveyance, transfer or other disposition of (whether in one or a series of transactions) any Property, including accounts and notes receivable (with or without recourse) and sale-leaseback transactions, but otherwise excluding Permitted Liens.

     "DOLLARS", "DOLLARS" and "$" each mean lawful money of the United States.

     "DOMESTIC LENDING OFFICE" means, with respect to each Bank, the office of that Bank designated as such on the signature pages hereto or such other once of a Bank as it may from time to time specify in writing to the Company and the Agent.

     "EBITDA" means, for any period, the sum determined in accordance with GAAP, of the following, for the Company, the REIT and their respective Subsidiaries on a consolidated basis (a) the net income (or net loss) PLUS
(b) all amounts treated as expenses for real estate depreciation, Net Interest Expense and the amortization of intangibles of any kind to the extent included in the determination of such net income (or loss), PLUS (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss); PROVIDED, HOWEVER, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains.

     "EFFECTIVE DATE" means August 13, 1996.

     "ELIGIBLE ASSIGNEE" means (a) a commercial lender organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000, (b) a commercial lender organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such commercial lender is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD, and (c) any Bank Affiliate.

     "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by the Company, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     "ENVIRONMENTAL INDEMNITY AGREEMENT" means an environmental indemnity agreement substantially in the form of EXHIBIT C, with such revisions as may be proposed by local counsel to the Agent and acceptable to the Agent and the Requisite Banks.

     "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 198O ("CERCLA"), the Hazardous Material Transportation Act, the Federal Water Pollution Control Act, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act, each as amended or supplemented, and any analogous future or present local, municipal, state or federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of any determination.

     "ENVIRONMENTAL PERMITS" has the meaning set forth in Section 5.11(b).

     "EQUITY INTERESTS PLEDGE AGREEMENTS" shall mean the pledge agreements delivered from time to time pursuant to Section 2.13(a)(iii)(g).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b), 414(c) or 414(m) of the Code.

     "ERISA EVENT" means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under
Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure by the Company or any member of the Controlled Group to make required contributions to a Qualified Plan or Multiemployer Plan when due; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan pursuant to Section 4042 of ERISA; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan; (i) a non-exempt prohibited transaction occurs with respect to any Plan for which the Company or any Subsidiary of the Company may be directly or indirectly liable; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which the Company or any member of the Controlled Group may be directly or indirectly liable.

     "ESTIMATED REMEDIATION COSt" means all costs associated with performing work to remediate contamination of real property or groundwater, including engineering and other professional fees and expenses, costs to remove, transport and dispose of contaminated soil, costs to "cap" or otherwise contain contaminated soil, and costs to pump and treat water and monitor water quality.

     "EVENT OF DEFAULT" means any of the events or circumstances specified in
Section 8.01.

     "EVENT OF LOSS" means, with respect to any Borrowing Base Property, any of the following: (a) any loss, destruction or damage of such property, (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such property or for the exercise of any right of eminent domain, or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or requisition of the use of such property.

     "EXCHANGE ACT" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

     "EXECUTIVE OFFICERS" shall mean the persons identified on SCHEDULE 1.01B.

     "FEDERAL FUNDS RATE" means, for any period, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three (3) leading brokers of Federal funds transactions in New York City selected by the Agent.

     "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any successor thereof.

     "FINANCE SUBSIDIARY" means AIMCO Properties Finance Partnership, L.P., a Delaware limited partnership.

     "FINANCE SUBSIDIARY LOAN" means, collectively, (i) the loan in the amount of $95,387,690 made by the Finance Subsidiary to the REIT on or around September 12, 1995, as evidenced by that certain Promissory Note, dated as of September 12, 1995, executed by the REIT, in favor of the Finance Subsidiary, which loan has been assumed by the Company pursuant to that certain Redemption Agreement, dated as of April 15, 1996, between the REIT and the Company, among others, and (ii) the loan in the amount of $3,000,000 made by the Finance Subsidiary to the REIT on or around September 6, 1995, as evidenced by that certain Promissory Note, dated as of September 6, 1995, executed by the REIT, in favor of the Finance Subsidiary.

     "FIRREA" means the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time, and any regulations promulgated thereunder.

     "FUNDED INTRA-COMPANY DEBT" means that portion of any Intra-Company Debt which has been paid by the obligor thereof except if paid from proceeds of Loans or any continuation or conversion thereof hereunder.

     "FUNDS FROM OPERATIONS" means, with respect to the Company, the REIT, and their Subsidiaries on a consolidated basis, net income calculated in accordance with GAAP, excluding gains or losses from debt restructuring or sales of property, plus real estate depreciation, plus amortization associated with the purchase of property management companies, and after adjustments for unconsolidated partnerships and joint ventures.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "GP CORP" means AIMCO-GP, Inc., a Delaware corporation. GP is a Wholly-Owned Subsidiary of the REIT, and is the general partner of the Company.

     "GROSS ASSET VALUE" means, with respect to the Company, the REIT and their respective Subsidiaries on a consolidated basis, the sum of: (a) annualized Net Operating Income from all apartment projects owned by the Company and the Subsidiaries of the Company and the REIT for the period from the commencement of the then current year through the end of the most recent quarter, capitalized at the Apartment Property Cap Rate, PLUS (b) annualized unconsolidated net income of the Management Entities for the period from the commencement of the then current year through the end of the most recent quarter multiplied by 4.50 PLUS (c) all cash (including Restricted Cash) and the fair market value of all Cash Equivalents held as of the last day of such quarter.

     "GUARANTY OBLIGATION" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligation") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any Property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase securities, other Properties or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. Except as set forth in the definition of "Total Indebtedness" below, the amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

     "HAZARDOUS MATERIALS" means (i) all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum-derived substance or waste, (ii) any other materials or pollutants that (a) pose a hazard to any Property of the Company or to Persons on or about such Property or (b) cause such Property to be in violation of any Environmental Laws, (iii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, and (iv) any other chemical, material, substance, or waste, exposure to which is prohibited, limited, or regulated by any Governmental Authority or may or could pose a hazard to the health and safety of the owners, occupants, or any Persons surrounding the relevant Property.

     "HOMECORP" means HomeCorp. Investments, Ltd., an Alabama limited partnership.

     "IMPUTED CAPITAL EXPENDITURES" means, for any four (4) consecutive quarters, an amount equal to the average number of apartment units owned by the Company and the Subsidiaries of the Company and the REIT during such period multiplied by Three Hundred Dollars ($300) and for any period of less than four (4) consecutive quarters, an appropriate proration of such amount.

     "INDEBTEDNESS" of any Person means without duplication, (a) all indebtedness for borrowed money, (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services, (c) all reimbursement obligations with respect to surety bonds, letters of credit, bankers' acceptances and similar instruments (in each case, to the extent material or noncontingent), (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Properties, (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Properties acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such properties), (f) all Capital Lease Obligations,
(g) all net obligations with respect to Rate Contracts, (h) all obligations (other than, in the case of the REIT, the obligation to acquire Units in exchange for shares of common Stock of the REIT) to purchase, redeem, or acquire any Stock of such Person or its Affiliates that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased by such Person or its Affiliates, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, before June 30, 2001, (i) all indebtedness referred to in clauses (a) through
(h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Properties (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (j) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above.

     "INDEMNIFIED LIABILITIES" has the meaning specified in Section 10.05.

     "INDEMNIFIED PERSON" has the meaning specified in Section 10.05.

     "INITIAL BORROWING BASE PROPERTIES" means the real properties so designated on SCHEDULE 1.01A hereto.

     "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case as undertaken under U.S. Federal, State or foreign law.

     "INTEREST COVERAGE RATIO" means, with respect to the Company, the REIT and their respective subsidiaries on a consolidated basis for any period of determination, the ratio computed as follows:

                             EBITDA minus Imputed Capital Expenditures
  Interest Coverage Ratio = -------------------------------------------
                                       Net Interest Expense

     "INTEREST PAYMENT DATE" means, with respect to any Base Rate Loan and any LIBOR Loan, the first day of each month.

     "INTEREST PERIOD" means, with respect to any LIBOR Loan, the period commencing on the Business Day on which the Loan is disbursed or on the Pricing Conversion Date on which the Loan is continued as or converted to the LIBO Rate and ending on the date one (1), two (2), three (3) or six (6) months thereafter, as selected by the Company in its Borrowing Notice or Notice of Conversion/Continuation; PROVIDED that:

          (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

          (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (c) no Interest Period for any Loan shall extend beyond the Revolving Facility Maturity Date or after the Conversion Date, the Term Loan Maturity Date.

     "INTRA-COMPANY DEBT" means Indebtedness (whether book-entry or evidenced by a term, demand or other note or other instrument) owed by the Company, the REIT or any of their respective Subsidiaries to any Subsidiary, and incurred or assumed for the purpose of capitalizing a Subsidiary of the REIT or the Company. As of the Effective Date, Intra-Company Debt includes the Indebtedness listed in SCHEDULE 1.01C.

     "INTRA-COMPANY LOAN SUBORDINATION AGREEMENT" means a Subordination Agreement, in form and substance satisfactory to the Requisite Banks, with respect to Intra-Company Debt and the Finance Subsidiary Loan, in favor of the Agent for the ratable benefit of the Banks, and entered into by the Company, and each of the "Lenders" and each of the "Borrowers" designated on
SCHEDULE 1.01C.

     "INVESTMENT" means (a) any purchase or acquisition of any capital stock, equity interest, asset, obligation or other security of or any interest in, any Person, (b) any advance, loan, extension of credit or capital contribution to any Person, (c) any purchase, lease, or other acquisition of Property for the purpose of resale or leasing to another Person, and (d) any contingent or other agreement to do any of the foregoing.

     "IRS" means the Internal Revenue Service or any agency successor thereto.

     "ISSUING BANK" shall mean BofA, in its capacity as the issuer of Letters of Credit.

     "KNOWLEDGE OF THE COMPANY" means the actual knowledge (after reasonable inquiry) of any of the officers of the Company or the REIT and each other Person with executive responsibility for any aspect of the Company's or the REIT's business.

     "LENDING OFFICE" means, with respect to any Bank, the office or offices of the Bank specified as its "Lending Office" opposite its name on the signature pages hereto, or such other office or offices of the Bank as it may from time to time specify in writing to the Company and the Agent.

     "LETTER OF CREDIT" means any letter of credit issued pursuant hereto by the Issuing Bank for the account of the Company for general corporate purposes. The Letter of Credit shall be for a term of one year from the date of issuance thereof, but shall in any event expire prior to the Revolving Facility Maturity Date.

     "LETTER OF CREDIT LIABILITY" means, as of any date of determination, all then existing liabilities of the Company to the Issuing Bank in respect of Letters of Credit, whether such liability is contingent or fixed, and shall consist in principal amount of the sum of (a) the available amount under all Letters of Credit (the determination of such amount to assume compliance with all conditions for drawing) and (b) the aggregate amount which has then been paid by, and not been reimbursed by the Company to, the Issuing Bank under all Letters of Credit.

     "LIBO RATE" means, for each Interest Period for any LIBOR Loan, an interest rate per annum (rounded upward to the nearest 1/100th of 1%) determined pursuant to the following formula:

                                     LIBOR
             LIBO Rate =  -----------------------------
                            1.00 - Reserve Percentage

     Where,

          (i) "LIBOR" means the per annum rate of interest, rounded upward, if necessary, to the nearest 1/16th of one percent (0.0625%), at which the Reference Bank's London branch, London, England, would offer U.S. dollar deposits in amounts and for periods comparable to those of the applicable LIBOR Loan and Interest Period to major banks in the London U.S. dollar inter-bank market at approximately 11:00 a.m., London time, on the first Business Day after the Borrowing Notice or Notice of Conversion/Continuation for such LIBOR Loan is delivered to the Agent; and

          (ii) "RESERVE PERCENTAGE" means the total of the maximum reserve percentages from time to time for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, whether or not applicable to any Bank. The Reserve Percentage shall be expressed in decimal form and rounded upward, if necessary, to the nearest 1/100th of one percent, and shall include marginal, emergency, supplemental, special and other reserve percentages.

     "LIBOR LOAN" means a Loan that bears interest based on the LIBO Rate.

     "LIEN" means any mortgage, deed of trust, security agreement, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing.

     "LOAN" has the meaning specified in Section 2.01(d).

     "LOAN DOCUMENTS" means this Agreement, the Notes, the Collateral Documents, the REIT Guaranty Documents, the Equity Interests Pledge Agreements, and all other documents delivered to the Agent or the Banks in connection therewith.

     "LP CORP" means AJMCO-LP, Inc., a Delaware corporation.

     "MANAGEMENT ENTITY" shall mean each of the following Persons and any successor thereto which conducts the management business described in the SEC Report, as well as any Subsidiary of the Company which is engaged in the business of managing multi-family apartment projects or other real estate projects: Property Asset Management Services, L.P., a Delaware limited partnership, Property Asset Management Services, Inc., a Delaware corporation, Property Asset Management Services-CA, LLC, a California limited liability company, and each of the "Service LLC's" referred to in the SEC Report.

     "MARGIN STOCK" means "margin stock" as such term is defined from time to time in Regulation G, T, U or X of the Federal Reserve Board.

     "MATERIAL ADVERSE EFFECT" means a material adverse change in, or a material adverse effect upon, any of (a) the assets, operations, business, condition (financial or otherwise), or prospects of the Company, the REIT and their respective Subsidiaries, taken as a whole, (b) the ability of the Company, the REIT and their respective Subsidiaries to perform under any Loan Document and avoid any Event of Default, (c) the ability of the REIT and the Subsidiaries party thereto to perform under the REIT Guaranty Documents.

     "MORTGAGE" means a deed of trust, mortgage or similar real property security instrument encumbering Collateral, substantially in the form of EXHIBIT D, with such revisions as may be proposed by local counsel to the Agent and acceptable to the Agent and the Requisite Banks.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

     "NET INTEREST EXPENSE" means, for any period, gross interest expense for the period (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments) for the Company, the REIT and their respective Subsidiaries PLUS the portion of the upfront costs and expenses for Rate Contracts entered into by the Company, the REIT and their respective Subsidiaries (to the extent not included in gross interest expense) fairly allocated to such Rate Contracts as expenses for such period, as determined in accordance with GAAP; provided, that, all interest expense accrued by the Company, the REIT and their respective Subsidiaries during such period, even if not payable on or before the Maturity Date, shall be included within "Net Interest Expense." Notwithstanding the foregoing, interest accrued under any Intra-Company Debt shall not be included within "Net Interest Expense" for any purposes hereof.

     "NET ISSUANCE PROCEEDS" means, in respect of any issuance of Stock, Units or Indebtedness by the Company, the REIT or any of their respective Subsidiaries, the proceeds in cash or Cash Equivalents received by the Company, the REIT or any of their respective Subsidiaries upon or substantially simultaneously with such issuance, net of (a) the direct costs of such issuance then payable by the recipient of such proceeds (excluding amounts payable to the Company, the REIT or any Affiliate of the Company or the REIT) and (b) sales, use and other taxes paid or payable by such recipient as a result thereof.

     "NET OPERATING INCOME," as to any Property, means (a) all gross revenues received from the operation of such Property during a particular period (including, without limitation, payments received from insurance on account of business or rental interruption and condemnation proceeds from any temporary use or occupancy, in each case to the extent attributable to the period for which such Net Operating Income is being determined, but excluding any proceeds from the sale or other disposition of any part or all of such Property; or from any financing or refinancing of such Property; or from any condemnation of any part or all of such Property (except for temporary use or occupancy); or on account of a casualty to the property (other than payments from insurance on account of business or rental interruption); or any security deposits paid under leases of all or a part of such Property, unless forfeited by tenants; and similar items or transactions the proceeds of which under GAAP are deemed attributable to capital), MINUS (b) all reasonable and customary property maintenance and repair costs, leasing and administrative costs, management fees assumed to be three percent (3%) of gross receipts (whether or not actually paid pursuant to a separate management contract or otherwise) and real estate taxes and insurance premiums actually paid by the Company during such period with respect to such Property (exclusive of Capital Expenditures). There shall be no deduction for any expense not involving a cash expenditure, such as depreciation.

     "NET WORTH" means at any time the Gross Asset Value minus all liabilities (as determined in accordance with GAAP) of the Company, the REIT and their respective Subsidiaries on a consolidated basis.

     "NOTE" means a promissory note of the Company payable to the order of a Bank in substantially the form of EXHIBIT E, evidencing the aggregate indebtedness of the Company to such Bank resulting from Loans made by such Bank.

     "NOTICE OF CONVERSION/CONTINUATION" means a notice given by the Company to the Agent pursuant to Section 2.04, in substantially the form of EXHIBIT F.

     "NOTICE OF LIEN" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

     "NYSE" means the New York Stock Exchange.

     "OBLIGATIONS" means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owed by the Company, the REIT or any of their respective Subsidiaries to the Agent, any Bank, or any other Person required to be indemnified under any Loan Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

     "ORDINARY COURSE OF BUSINESS" means, in respect of any transaction involving the Company, the REIT, any Management Entity or Subsidiary, the ordinary course of such Person's business, substantially as intended to be conducted by any such Person as of the Closing Date (as reflected in the SEC Report), and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

     "ORGANIZATIONAL CHART" means the organizational chart attached as
SCHEDULE 5.07 hereto showing the REIT, the Company, and all of their Subsidiaries.

     "ORGANIZATIONAL DOCUMENTS" means: (a) for any corporation, the certificate or articles of incorporation, the bylaws, any supplementary articles, certificate of determination or instrument relating to the rights of preferred shareholders, and all duly adopted resolutions of the board of directors (or any committee thereof) of such corporation; (b) for any partnership, the partnership agreement, the certificate and/or statement of partnership and all duly adopted authorizations of the partners thereof; (c) for any limited liability company, the articles of organization and operating agreement therefor and duly adopted authorizations or resolutions of the members thereof; and (d) for any trust, the declaration or agreement of trust.

     "OTHER TAXES" has the meaning specified in Section 3.01(b).

     "OUTSTANDING AMOUNT" means the aggregate principal amount of all outstanding Loans (including, without limitation, the aggregate Letter of Credit Liability) from time to time.

     "OUTSTANDING INDEBTEDNESS" means, as of any date of determination, that portion of Total Indebtedness outstanding. In the case of any Indebtedness consisting of letter of credit reimbursement obligations, such Indebtedness shall be deemed "outstanding" for purposes hereof to the full extent of the aggregate amount available to be drawn under the letter of credit under any circumstances, whether or not the same is then available to be drawn. Notwithstanding the foregoing, Intra-Company Debt shall be excluded from the calculation of "Outstanding Indebtedness," but shall not otherwise be excluded as Indebtedness for any other purpose hereof.

     "PARTICIPANT" has the meaning specified in Section 10.08(d).

     "PAYMENT OFFICE" means the address for payments set forth on the signature page hereto in relation to the Agent or such other address as the Agent may from time to time specify in accordance with Section 10.02.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PERMITTED EXCEPTIONS" means covenants, conditions, restrictions, easements and other exceptions to title affecting a Borrowing Base Property approved by the Agent and shown as exceptions in the Title Policy far such property.

     "Permitted Indebtness" has the meaning specified in Section 7.02.

     "PERMITTED LIENS" has the meaning specified in Section 7.01.

     "PERSON" means an individual, partnership, corporation, business trust, joint stock company, trust, limited liability company, unincorporated association, joint venture or governmental authority.

     "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any member of the Controlled Group sponsors or maintains or to which the Company or any member of the Controlled Group makes, is making or is obligated to make contributions, and includes any Multiemployer Plan or Qualified Plan.

     "PLEDGED CASH" shall mean the amount held on deposit in the Cash Collateral Account.

     "PREVIOUS CREDIT AGREEMENT" has the meaning specified in the Recital A.

     "PRICING CONVERSION DATE" means any date on which the Company elects to
(a) convert a Base Rate Loan to a LIBOR Loan or a LIBOR Loan to a Base Rate Loan or (b) continue an existing LIBOR Loan for an additional Interest Period.

     "PRO FORMA REVOLVING FACILITY DEBT SERVICE" shall mean at any time the sum of the annual pro forma payments of principal and interest which would be due (based on a monthly repayment schedule) on an initial principal sum equal to the Revolving Facility Debt Service Coverage-Based Principal Limit based on a mortgage constant calculated upon the Assumed Interest Rate at such time and a twenty-five (25) year amortization period.

     "PRO FORMA TERM LOAN DEBT SERVICE" for any Borrowing Base Property shall mean the sum of (a) the pro forma amount of interest which would accrue during a period of one year on a principal sum equal to the Term Loan Debt Service Coverage-Based Principal Limit for such property at a rate equal to the Assumed Interest Rate plus (b) an amount equal to 1/25th of the Term Loan Amount for such Borrowing Base Property calculated as of the Conversion Date.

     "PROHIBITED TRANSACTION" means any transaction described in section 406 of ERISA which is not exempt by reason of section 408 of ERISA or the transitional rules set forth in section 414(c) of ERISA and any transaction described in section 4975(c)(12) of the Code which is not exempt by reason of section 4975(c)(2) or section 4975(d) of the Code, or the transitional rules of section 2003(c) of ERISA.

     "PROPERTY" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

     "QRS" means AIMCO Holdings QRS, Inc., a Delaware Corporation.

     "QUALIFIED PLAN" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

     "RATE CONTRACTS" means interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

     "REDEMPTION TRANSACTION" means, collectively, the Preferred Stock Redemption Transaction together with the Common Stock Repurchase Transaction.

     "REFERENCE BANK" means BofA.

     "REIT" means Apartment Investment and Management Company, a Maryland corporation.

     "REIT GUARANTY DOCUMENTS" shall mean a guaranty of the Obligations, in the form of EXHIBIT G attached hereto, and such other documents relating to such guaranty as the Agent may require, duly executed by the REIT, GP Corp, LP Corp, AIMCO Holdings, Qrs, Somerset, and AIMCO/OTC, together with the guaranties delivered pursuant to Section 6.13(c) and Section 7.07(d).

     "REIT STATUS" means, with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code, (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et SEQ. of the Code, and
(c) the qualification and taxation of such Person as a real estate investment trust under analogous provisions of state and local law in each state and jurisdiction in which such Person owns property, operates or conducts business.

     "REPORTABLE EVENT" means any of the events set forth in section 4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in section 4063 of ERISA, a cessation of operations described in section 4068(f) of ERISA, an amendment to a Plan necessitating the posting of security under section 401(a)(29) of the Code, or a failure to make when due a payment required by section 412(m) of the Code and section 302(e) of ERISA.

     "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its Property or to which the Person or any of its Property is subject.

     "REQUISITE BANKS" means, as of any date of determination, (a) if there is only one Bank hereunder having a minimum Commitment of $5,000,000, that Bank, and (b) if there are two (2) or more Banks hereunder each having a minimum Commitment of $5,000,000, then two (2) or more Banks (for purposes of counting Banks, BofA and all affiliates of BofA collectively count as one
Bank), and in order to qualify as one of the two (2) necessary Banks, a Bank must hold a minimum Commitment of $5,000,000), holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding balance of the Loans, or, if there are no Loans outstanding, having at least sixty-six and two thirds percent (66-2/3%) of the Aggregate Commitment.

     "RESPONSIBLE OFFICER" means, in relation to the REIT, the Chief Executive Officer or the Vice Chairman of the REIT, and, in relation to the Company, the Chief Executive Officer or any Vice President of GP Corp, in its capacity as the general partner of the Company, and/or any other officer of the REIT or GP Corp having substantially the same authority and responsibility, or, with respect to financial matters, the Chief Financial Officer or the Treasurer of the REIT or GP Corp, respectively, or any other officer having substantially the same authority and responsibility.

     "RESTRICTED CASH" means the sum of Pledged Cash plus any cash pledged by the Company, the REIT or any of their respective Subsidiaries to other lenders, as indicated in the line item for "restricted cash" in the REIT'S balance sheet from time to time.

     "REVOLVING AVAILABILITY" shall mean at any time the Revolving Commitment of all Banks, minus the outstanding balance of any Bridge Loans at such time, and minus the outstanding amount of any Funded Intra-Company Debt.

     "REVOLVING COMMITMENT" has the meaning specified in Section 2.01(a).

     "REVOLVING FACILITY" has the meaning specified in Section 2.01(a).

     "REVOLVING FACILITY BORROWING BASE" shall mean at any time during any fiscal quarter or portion thereof the lesser of:

          (a) The Revolving Availability;

          (b) The sum of (i) sixty percent (60%) of the Appraised Value of all Borrowing Base Properties, minus the amounts of any assessment liens against such properties, and plus (ii) ninety-five percent (95%) of the amount of Pledged Cash at such time; and

          (c) The Revolving Facility Debt Service Coverage-Based Principal Limit for the fiscal quarter in question.

     "REVOLVING FACILITY DEBT SERVICE COVERAGE RATIO" shall mean the ratio determined for each fiscal quarter during the term of the Revolving Facility by dividing

Annualized Current Year NOI for all Borrowing Base Properties for the period from the commencement of the then current year through the end of the most recent quarter by the aggregate Pro Forma Revolving Facility Debt Service for such period.

     "REVOLVING FACILITY DEBT SERVICE COVERAGE-BASED PRINCIPAL LIMIT" shall mean the principal balance which, if it were outstanding under the Revolving Facility, would produce a Revolving Facility Debt Service Coverage Ratio equal to 1.35:1.0. Said amount shall be determined for any fiscal quarter based on the Revolving Facility Debt Service Coverage Ratio for the period from the commencement of the then current year through the end of the most recent quarter.

     "REVOLVING FACILITY MATURITY DATE" means the date which is two (2) years after the Closing Date, subject, however, to earlier acceleration pursuant to the provisions of the Loan Documents.

     "REVOLVING LOAN" has the meaning specified in Section 2.01(a).

     "SCHEDULED AMORTIZATION" means, with respect to the Company and the Subsidiaries of the Company or the REIT on a consolidated basis, the sum, as of any date of determination, of (a) all Indebtedness of such Persons, the maturity of which is less than or equal to twelve (12) months from the date of determination excluding balloon payments on any secured loan which is secured by real property collateral with no physical, operating, financial performance or valuation characteristics which could impair in any respect the ability of the owner thereof to refinance such loan in full on or prior to the maturity thereof at customary market terms, conditions and underwriting criteria, and (b) the current portion (I.E., such portion as is scheduled to be paid by the obligor thereof within twelve (12) months from the date of determination) of all Indebtedness of such Persons, the maturity of which is more than twelve (12) months from the date of determination.

     "SEC" means the Securities and Exchange Commission, or any successor thereto.

     "SEC REPORT" means the Annual Report of the REIT on Form 10-K filed with the SEC for the year ending December 31, 1995.

     "SOLVENT" means, as to any Person at any time, that (a) the fair value of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business;
(d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

     "SOMERSET" means AIMCO Somerset, Inc., a Delaware corporation.

     "STOCK" means all shares, options, warrants, interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

     "SUBSIDIARY" of a Person means any corporation, association, partnership, joint venture, trust or other business entity of which more than fifty percent (50%) of the Stock or other equity or beneficial interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. As of the Effective Date, the Persons listed on SCHEDULE 5.07 are Subsidiaries of the REIT and the Company.

     "TAXES" has the meaning specified in Section 3.01(a).

     "TERM ADVANCE" has the meaning specified in Section 2.01(c).

     "TERM COMMITMENT" has the meaning specified in Section 2.01(c).

     "TERM LOAN" has the meaning specified in Section 2.01(c).

     "TERM LOAN AMOUNT" shall mean the amount of the Term Loan allocated to a Borrowing Base Property, as follows: The amount of the Term Loan allocated to each Borrowing Base Property initially shall be equal to the outstanding balance of the Term Loan as of the Conversion Date multiplied by the Term Loan Percentage for such Borrowing Base Property, and shall be reduced from time to time by such property's Term Loan Percentage of principal payments and prepayments occurring after the Conversion Date (other than payments and prepayments resulting from or made in connection with the release of a Borrowing Base Property as Collateral). If a Property is removed or released as a Borrowing Base Property, for any reason, the Term Loan Amount for such Property shall be zero.

     "TERM LOAN BORROWING BASE" shall mean the lesser of (i) the outstanding balance of the Revolving Facility on the Conversion Date; (ii) the maximum Term Loan amount as determined under Section 4.03 below; (iii) the sum of the Term Loan Limit or Term Loan Amount (whichever is less) for all Borrowing Base Properties at any time; and (iv) the Aggregate Commitment minus the outstanding amount of any Funded Intra-Company Debt, and minus, as of any date, in the case of (i), (ii) or (iii) above, the aggregate cumulative amortization payments required to be made through such date under Section 2.06(c).

     "TERM LOAN DEBT SERVICE COVERAGE-BASED PRINCIPAL LIMIT" shall mean, with respect to any Borrowing Base Property, the principal balance which, if it were outstanding under the Term Loan, would produce a Term Loan Debt Service Coverage Ratio for such Borrowing Base Property equal to 1.30:1.0. Said amount shall be determined as of the Conversion Date and for any fiscal quarter based on the Term Loan Debt Service Coverage Ratio for the period from the commencement of the then current year through the end of the most recent quarter.

     "TERM LOAN DEBT SERVICE COVERAGE RATIO" with respect to any Borrowing Base Property shall mean the ratio determined as of the Conversion Date and for each fiscal quarter during the term of the Term Loan by dividing the Annualized Current Year NOI for such Borrowing Base Property for the applicable quarter by Pro Forma Term Loan Debt Service for such Borrowing Base Property for such quarter.

     "TERM LOAN LIMIt" for any Borrowing Base Property shall mean the lesser of the amounts described in clauses (a) and (b) below; such amounts shall be calculated as of the Conversion Date and as of the end of each fiscal quarter while the Term Loan is outstanding for each property then in the Borrowing
Base:

          (a) sixty percent (60%) of the "as-is" appraised value of such Borrowing Base Property, as most recently determined prior to the Conversion Date or the end of the fiscal quarter in question pursuant to an M.A.I. appraisal or reappraisal ordered and approved by the Agent, minus the amounts of any assessment liens against such property; or

          (b) the Term Loan Debt Service Coverage-Based Principal Limit for such Borrowing Base Property as of the Conversion Date or for the fiscal quarter in question, as applicable.

     "TERM LOAN PERCENTAGE" for any Borrowing Base Property shall mean at any time the percentage equivalent of the Term Loan Limit for such Borrowing Base Property as of the Conversion Date divided by the sum of the Term Loan Limits for all Borrowing Base Properties at such time.

     "TERM LOAN MATURITY DATE" means the date which is three (3) years after the Conversion Date, subject, however, to earlier acceleration pursuant to the provisions of the Loan Documents.

     "TITLE INSURER" means a title insurance company acceptable to the Agent.

     "TITLE POLICY" for any Borrowing Base Property means an extended coverage 1970 ALTA Loan Policy (revised 10/17/70) issued by the Title Insurer and in form and substance satisfactory to the Agent in its discretion, which shall insure the lien of the Mortgage on such Borrowing Base Property as a valid first lien on the Company's (or the applicable Wholly-Owned Subsidiary's) fee simple estate therein (as well as on all rights and easements under any applicable reciprocal easement or similar agreement and all other appurtenant interests), subject to no exceptions other than Permitted Exceptions. Unless otherwise approved by the Agent, each Title Policy shall be in the amount of the Commitments of all Banks (or such lesser amount as may be approved by the Agent for Borrowing Base Properties located in states where aggregate liability coverage is not available), and shall be reinsured with other companies and in such amounts as may be acceptable to the Agent pursuant to 1987 ALTA Facultative Reinsurance Agreements (with direct access) in form and substance satisfactory to the Agent in its discretion. Each Title Policy shall also include such endorsements as may be required by the Agent in its discretion, including, without limitation, each of the following endorsements: (i) a CLTA 100 endorsement relating to covenants, conditions and restrictions and encroachments; (ii) a CLTA 103.4 or 103.7 endorsement insuring that such Borrowing Base Property has access to a specified physically open, dedicated and accepted public street; (iii) a CLTA 104.6 endorsement insuring the priority of the assignment of leases and rents for such Borrowing Base Property; (iv) a CLTA 111.5 endorsement (variable rate);
(v) a CLTA 116 endorsement; (vi) a CLTA 116.1 endorsement; (vii) a revolving credit endorsement; (viii) a tie-in endorsement; (ix) an environmental endorsement; and (x) "last-dollar" endorsement. Unless otherwise approved by the Agent, no Title Policy shall include an exception for bankruptcy, fraudulent conveyance or creditors' rights issues. The Title Insurer shall not insure or endorse over any lien or other easement, whether based on an indemnity from the Company or otherwise, without the prior approval of the Agent.

     "TOTAL INDEBTEDNESS" means as of any date of determination, all outstanding Indebtedness, and in the case of clause (iii) below, Indebtedness available to be drawn, of the Company, the REIT and their respective Subsidiaries, and shall include, without limitation: (i) any such Person's share of the Indebtedness of any partnership or joint venture in which such Person directly or indirectly holds any interest; (ii) any recourse or contingent obligations, directly or indirectly, of such Person with respect to any Indebtedness of such partnership or joint venture in excess of its proportionate share and (iii) such Person's liability in respect of letters of credit, whether such liability in contingent or fixed (such liability to be determined on the assumption that all conditions for drawing upon such letters of credit have been complied with). Notwithstanding the foregoing,
(x) Intra-Company Debt, and (y) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the Ordinary Course of Business in accordance with customary terms and paid within the specified time, shall be excluded from the calculation of "Total Indebtedness" but shall not otherwise be excluded as Indebtedness for any other purpose hereof.

     "UCC" means the Uniform Commercial Code as in effect in any relevant jurisdiction.

     "UNFUNDED PENSION LIABILITIES" means the excess of a Plan's benefit liabilities under section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to section 412 for the applicable plan year.

     "UNITED STATES" and "U.S." each mean the United States of America.

     "UNITS" shall mean the units of limited partnership interest in the Company issued and outstanding from time to time.

     "WHOLLY-OWNED SUBSIDING" means a Subsidiary of the Company or the REIT
(i) one hundred percent (100%) of the Stock or other equity or other beneficial interests (in the case of Persons other than corporations) is owned directly or indirectly by (a) the Company and/or (b) the REIT and (ii) which is formed in compliance with Sections 7.07 (c) and (d); provided, however, that where such term is qualified with respect to a specific Person (e.g., "Wholly-Owned Subsidiary of the REIT"') such term means a Subsidiary
(i) one hundred percent (100%) of the Stock or other equity or other beneficial interests (in the case of Persons other than corporations) is owned directly or indirectly by such Person, and (ii) which is formed in compliance with Sections 7.07 (c) and (d).

     1.02 Other Definitional Provisions.

          (a) DEFINED TERMS. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein but defined in the UCC shall have the meanings set forth therein.

          (b) THE AGREEMENT. The words "hereof', "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section, schedule and exhibit references are to this Agreement unless otherwise specified.

          (c) CERTAIN COMMON TERMS.

               (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including without limitation."

               (iii) The term "ratably" means, at any time that Loans may be outstanding, in accordance with the amount of the outstanding Loans of the respective Banks; and, at any time that no Loans are outstanding, in accordance with the outstanding Commitments of the respective Banks.

          (d) PERFORMANCE; TIME. Whenever any performance obligation hereunder (other than a payment obligation) is stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including". If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

          (e) CONTRACTS.Unle ss otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

          (f) LAWS. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

          (g) CAPTIONS. The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

          (h) Independence of Provisions. The parties acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each performed, except as expressly stated to the contrary in this Agreement.

     1.03 Accounting Principles.

          (a) GAAP. Unless the context otherwise clearly requires, all accounting terms not expressly defined herin shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

          (b) FISCAL YEAR; QUARTER. References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.



                                  ARTICLE II

                                 THE  FACILITY

     2.01 AMOUNTS AND TERMS OF COMMITMENTS.

          (a) REVOLVING LOANS.

              (i) REVOLVING LOANS. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make loans to the Company (each such loan, a "Revolving Loan" and all such loans collectively, the "Revolving Facility") from time to time on any Business Day during the period from the Closing Date to the earlier of the Conversion Date or the Revolving Facility Maturity Date, in an aggregate amount not to exceed at any time the lesser of the amount set forth opposite such Bank's name in SCHEDULE 2.01 (such amount as the same may be reduced or increased as a result of one or more assignments pursuant to Section 10.08, and inclusive of such Bank's participation in the Letter of Credit Liability, such Bank's "Revolving Commitment") or such Bank's Commitment Percentage of the Revolving Availability.

              (ii) LETTERS OF CREDIT. Provided that the Company is in compliance with all of the terms and conditions for the making of Revolving Loans by the Banks, the Company shall have the right to request, through a Borrowing Notice, the Issuing Bank to deliver from time to time Letters of Credit, and the Issuing Bank shall promptly upon such request issue the requested Letter of Credit, each of which shall be in a form approved by the Issuing Bank; provided that the maximum Letter of Credit Liability at any one time outstanding shall not exceed $2,000,000. Each drawing under a Letter of Credit shall be payable in full upon the date thereof by the Company, without notice or demand of any kind. The Company shall have the right to obtain, in accordance with the terms and conditions otherwise applicable to advances of the Revolving Loans hereunder, a Revolving Loan hereunder in the amount so drawn to be used to reimburse BofA as the Issuing Bank for the amount so drawn. The liability of the Company to reimburse the Issuing Bank for the amounts drawn under Letters of Credit shall be included within the terms "Revolving Loan" and "Loan" for all purposes of this Agreement, and any amounts so drawn shall bear interest until paid in full (whether out of the proceeds of a Revolving Loan otherwise permitted hereunder or otherwise) at the Base Rate, subject to Section 2.09(c). The Company's Obligation to reimburse the Issuing Bank for any and all amounts drawn under any Letter of Credit and all interest thereon shall be secured by the Collateral. The Company's obligations to repay any and all drawings under any Letter of Credit and any and all other amounts payable to Issuing Bank, Agent or any other Bank hereunder shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had against Issuing Bank, Agent or any other Bank (except such as may arise out of Issuing Bank's, Agent's or any other Bank's gross negligence or willful misconduct hereunder) or any other Person, including, without limitation, any setoff, counterclaim or defense based upon or arising out of:

                   (A) Any lack of validity or enforceability of this Agreement or any of the other Loan Documents or such Letter of Credit;

                   (B) Any amendment or waiver of or any consent to or departure from the terms of such Letter of Credit or the Loan Documents;

                   (C) The existence of any claim, setoff, defense or other right which the Company or any other Person may have at any time against, any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), Issuing Bank, Agent or any other Bank or any other Person, whether in connection with such Letter of Credit, the Loan Documents or any unrelated transaction;

                   (D) Any demand, statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever or any variations in punctuation, capitalization, spelling or format of the drafts or any statements presented in connection with any drawing under such Letter of Credit;

                   (E) The surrender or impairment of any security for the performance or observance of any of the terms of such Letter of Credit or the Loan Documents; and

                   (F) The failure, for any reason, of any Bank to fund advances to the Company hereunder for any purpose.

Nothing contained herein shall constitute a waiver of any rights or remedies of the Company against Issuing Bank, Agent or any other Bank arising out of the gross negligence or willful misconduct of Issuing Bank, Agent or any such other Bank.

              (iii) LIMIT ON REVOLVING LOANS AND LETTERS OF CREDIT Notwithstanding anything to the contrary set forth herein, after giving effect to any Revolving Loan and after the issuance of any Letter of Credit, in no event shall the Outstanding Amount exceed the then applicable Revolving Facility Borrowing Base. Within the limitations set forth in this Section 2.01(a), and subject to the other terms and conditions hereof, the Company may borrow or request Letters of Credit to be issued under this Section 2.01(a), repay or prepay pursuant to Section 2.05 or otherwise cause Letters of Credit to be cancelled or to expire undrawn and reborrow or request additional Letters of Credit to be issued pursuant to this Section 2.01.

         (b) REVOLVING CREDIT USAGE. The Company shall use the proceeds of all Revolving Loans and all Letters of Credit for general working capital purposes, including, without limitation, acquisitions of multi-family apartment projects and other real estate assets, Investments in Persons engaged primarily in the business of owning or managing real estate assets and other Investments permitted hereunder, Capital Expenditures and redevelopment projects.

         (c) AMOUNTS AND TERMS OF TERM LOAN. Each Bank severally agrees, on the terms and conditions hereinafter set forth, and provided all Conversion Conditions have been satisfied, to continue or convert loans to the Company (each such loan, a "Term Advance" and all such loans collectively the "Term Loan") from time to time on any Business Day from the Conversion Date to the Term Loan Maturity Date, in an aggregate amount not to exceed at any time the amount set forth opposite the Bank's name in SCHEDULE 2.01 (such amount as the same may be reduced or increased as a result of one or more assignments pursuant to Section 10.08, the Bank's "Term Commitment"); provided, however, that after giving effect to any Term Advance, the Outstanding Amount shall not exceed the then applicable Term Loan Borrowing Base. Once repaid or prepaid, the Company may not reborrow any Term Advance.

         (d) LOANS GENERALLY. As used herein, the term "Loan" or "Loans" shall mean any Revolving Loan or any Term Advance, as the case may be.

     2.02 NOTE. The Loans made by each Bank shall be evidenced by a Note dated the Closing Date payable to the order of that Bank in an amount equal to its Commitment. Each Bank shall endorse on the schedules annexed to the Note, the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each Bank is irrevocably authorized by the Company to endorse its Note, and each Bank's record shall be conclusive absent manifest error; PROVIDED, HOWEVER, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank. As of the Closing Date, the Notes shall evidence each Bank's share of the outstanding advances made under the Previous Credit Agreement, which advances shall, for all purposes hereof, be deemed to have been made under this Agreement and shall be subject to the terms and conditions hereof. All such advances shall be evidenced by the Notes and shall be secured by the Mortgages and other Collateral Documents and shall bear interest at the rates and for the remainder of the Interest Periods established under the Existing Credit Agreement.

     2.03 PROCEDURE FOR BORROWING.

         (a) BORROWING NOTICE. Each Loan shall be made upon the irrevocable written notice (including notice via facsimile confirmed immediately by a telephone call) of the Company in the form of a Borrowing Notice, as follows:

              (i) DESIGNATION OF INTEREST RATE. The Company shall have the right to elect that a Loan be made as a LIBOR Loan or a Base Rate Loan;
PROVIDED that, unless the Agent shall otherwise agree in writing, the Company may not elect that a Loan be made as a LIBOR Loan if after giving effect to such Loan there shall be more than five (5) different LIBOR Loans outstanding.

              (ii) [intentionally left blank]

              (iii) TIMING OF NOTICE. Each Borrowing Notice shall be submitted to and received by the Agent prior to 9:00 a.m. (California time)
(a) at least three (3) Business Days prior to the specified borrowing date, in the case of LIBOR Loans; (b) at least two (2) Business Days prior to the specified borrowing date, in the case of Base Rate Loans; and (c) in the case of a Borrowing Notice requesting a proposed Letter of Credit, at least five
(5) Business Days prior to the proposed issuance date of such Letter of Credit.

              (iv) CONTENTS OF NOTICE. Each Borrowing Notice shall set forth the following information with respect to the Loan subject thereto:

                   (A) a single, specific borrowing date, which shall be a Business Day;

                   (B) a single, exact amount for the Loan, which for any LIBOR Loan, shall be in an aggregate minimum principal amount of $1,000,000 or any multiple of $100,000 in excess thereof;

                   (C) whether the Loan is to be made as a LIBOR Loan or a Base Rate Loan;

                   (D) if the Loan is to be made as a LIBOR Loan, the applicable Interest Period. If a Borrowing Notice shall fail to specify the applicable Interest Period for any LIBOR Loan requested, such Loan will instead be made as a Base Rate Loan; and

                   (E) in the case of any proposed Letter of Credit, such Borrowing Notice shall be accompanied by a letter of credit application, appropriately completed, on the Issuing Bank's standard form substantially in the form of EXHIBIT I ..

         (b) NOTICE TO BANKS. Upon receipt of a Borrowing Notice conforming with the terms of Section 2.03(a), the Agent shall promptly notify each Bank thereof and of the amount of such Bank's Commitment Percentage of the Loan described therein.

         (c) FUNDING OF COMMITMENT. Each Bank shall make the amount of its Commitment Percentage of the Loan described in any Borrowing Notice available to the Agent for the account of the Company at the Payment Office by 9:00 a.m. (California time) on the borrowing date specified therein in funds immediately available to the Agent. Unless any applicable condition specified in Article IV has not been satisfied, such funds shall then be made available to the Company by the Agent at such office by crediting the account of the Company with the aggregate of the amounts made available to the Agent by the Banks (in like funds as received by the Agent).

         (d) FREQUENCY OF BORROWINGS. No more than four (4) Borrowing Notices may be given in any calendar month.

     2.04 CONVERSION AND CONTINUATION ELECTIONS.

         (a) NOTICE OF CONVERSION/CONTINUATION. Each conversion or continuation of an outstanding Base Rate Loan or LIBOR Loan shall be made upon the irrevocable written notice (including notice via facsimile confirmed immediately by a telephone call) of the Company in the form of a Notice of Conversion/Continuation, as follows:

              (i) DESIGNATION OF INTEREST RATE. The Company shall have the right to make the following elections with respect to the conversion or continuation of any outstanding Base Rate Loan or LIBOR Loan:

                   (A) to convert, on any Business Day, any Base Rate
Loan, in a minimum principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, into a LIBOR Loan; or

                   (B) to convert, on the last day of any Interest Period with respect to a LIBOR Loan (or, on any other day of any Interest Period, upon payment of any loss or expense incurred or sustained by any Bank with respect to the early termination of such LIBOR Loan prior to the last day of the Interest Period as provided in Section 3.04), such LIBOR Loan into a Base Rate Loan; or

                   (C) to continue, on the last day of any Interest Period with respect to a LIBOR Loan (or, on any other day of any Interest Period, upon payment any loss or expense incurred or sustained by any Bank with respect to the early termination of such LIBOR Loan prior to the last day of the Interest Period as provided in Section 3.04), such LIBOR Loan (or any part thereof in a minimum principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof) for a subsequent Interest Period;

PROVIDED, that unless the Agent shall otherwise agree in writing, the Company may not elect to have any outstanding LIBOR Loan or Base Rate Loan (or any portion thereof) continued as or converted into a LIBOR Loan if (a) a Default or Event of Default shall exist, (b) after giving effect to such continuation or conversion there shall be more (i) than five different LIBOR Loans outstanding or (ii) the aggregate outstanding principal amount of all LIBOR Loans shall have been reduced, by payment, prepayment, or partial conversion to less than $1,000,000.

              (ii) TIMING OF NOTICE. Each Notice of Conversion/Continuation shall be submitted to and received by the Agent prior to 9:00 a.m. (California time): (a) at least three (3) Business Days prior to the Pricing Conversion Date of any outstanding Loan to be converted into or continued as a LIBOR Loan; and (b) at least two (2) Business Days prior to the Pricing Conversion Date of any outstanding Loan to be converted into or continued as a Base Rate Loan.

              (iii) CONTENTS OF NOTICE. The Notice of Conversion/Continuation shall set forth the following information with respect to the Loan subject thereto:

                   (A) the Pricing Conversion Date, which shall be a Business
Day;

                   (B) the amount of the LIBOR Loan or Base Rate Loan to be converted or continued;

                   (C) whether such Loan is to be converted into/continued as a LIBOR Loan or a Base Rate Loan; and

                   (D) if such Loan (or any portion thereof) is to be converted into/continued as a LIBOR Loan, the applicable Interest Period.

         (b) AUTOMATIC CONVERSIONS. Any outstanding LIBOR Loan shall automatically convert to a Base Rate Loan, effective on the last day of the applicable Interest Period, if as of such date:

              (i) DEFAULT: EVENT OF DEFAULT. A Default or Event of Default shall exist;

              (ii) FAILURE TO PROVIDE NOTICE. The Company shall have failed to submit a Notice of Conversion/Continuation for such Loan in compliance with the terms of Section 2.04(a); or

              (iii) FAILURE TO MAINTAIN MINIMUM LOANS. If the aggregate outstanding principal amount of LIBOR Loans having the same Interest Period shall have been reduced, by payment, prepayment, or partial conversion to be less than $1,000,000.

         (c) NOTICE TO BANKS. Upon receipt of a Notice of Conversion/Continuation conforming with the terms of Section 2.04(a), or an automatic conversion pursuant to Section 2.04(b), the Agent shall promptly notify each Bank thereof. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans converted or continued.

     2.05 OPTIONAL PREPAYMENTS. Subject to Section 3.04, the Company may, at any time and from time to time, ratably prepay Loans in whole or in part, in an aggregate minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, upon (a) at least three (3) Business Days' prior notice, if the Loans to be prepaid are LIBOR Loans, and (b) at least one Business Day's prior notice, if the Loans to be prepaid are Base Rate Loans. Such notice of prepayment shall specify (i) the amount of such prepayment, (ii) the date of such prepayment, which shall be a Business Day, and (iii) whether such prepayment is of LIBOR Loans, Base Rate Loans, or any combination thereof. Such notice shall not thereafter be revocable by the Company and the Agent shall promptly notify each Bank thereof and of such Bank's Commitment Percentage of such prepayment. If a prepayment notice is given, the payment amount specified therein shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid and any amounts required to be paid pursuant to Section 3.04.

     2.06 MANDATORY PREPAYMENTS OF LOANS; MANDATORY AMORTIZATION AND
REDUCTIONS.

         (a) STOCK OR DEBT ISSUANCE. If at any time after the Conversion Date, the REIT or the Company shall (i) make any public or private issuance of Stock for cash or Cash Equivalents or (ii) incur Indebtedness for borrowed money (other than Indebtedness permitted under Section 7.02(a)-(e)), the Company shall (a) notify the Agent of such issuance or incurrence (including the amount of the estimated Net Issuance Proceeds thereof) and (b) immediately upon the receipt of the Net Issuance Proceeds of such issuance or incurrence, prepay Loans in an amount equal to the following percentages of the aggregate Net Issuance Proceeds of such issuance or incurrence:

              (i) during the 1st year after Conversion Date: 50%;

              (ii) during the 2nd year after Conversion Date: 75%; and

              (iii) during the 3rd year after Conversion Date: 100%.

         (b) BORROWING BASE. If at any time the Outstanding Amount exceeds the then applicable Borrowing Base, the Company shall immediately prepay Loans (or cause Letters of Credit to be cancelled) in an amount sufficient to reduce the Outstanding Amount to the then applicable Borrowing Base. In addition, if at any time the Outstanding Amount of the Term Loan multiplied by the Term Loan Percentage for any Borrowing Base Property exceeds the Term Loan Amount for such property or the Term Loan Limit for such property, whichever is less, the Company shall immediately prepay Term Advances in the amount of such excess.

         (c) AMORTIZATION. On the last Business Day of each March, June, September and December following the Conversion Date, the Company shall repay or prepay Loans in an aggregate amount equal to one-eightieth (1/80th) of the initial outstanding balance of the Term Loan as of the Conversion Date.

    2.07 APPLICATION OF PROCEEDS. Unless otherwise instructed by the Company, any prepayments pursuant to Section 2.05 or Section 2.06 made (i) on a day other than the last day of an Interest Period for any Loan shall be applied first to any Base Rate Loans then outstanding and then to any LIBOR Loans then outstanding, in the inverse order of such LIBOR Loans' stated maturities and
(ii) on the last day of an Interest Period for any LIBOR Loan shall be applied first to such maturing LIBOR Loan, then to any Base Rate Loans outstanding, and then to any other LIBOR Loans then outstanding, in the inverse order of such LIBOR Loans' stated maturities.

    2.08 REPAYMENT. Subject to Section 2.06, unless the Revolving Facility has been converted into the Term Loan, the Company shall repay all Obligations on the Revolving Facility Maturity Date and, if the Revolving Facility has been converted into the Term Loan, shall repay all Obligations on the Term Loan Maturity Date.

    2.09 INTERESt.

         (a) RATES. Subject to Section 2.09(c), each Loan shall bear interest on the outstanding principal amount thereof from the date such Loan is made until the date such Loan becomes due, at a rate per annum equal to the LIBO Rate or the Base Rate, as the case may be, PLUS the Applicable Margin.

         (b) PAYMENT DATES. Interest on each Loan shall be payable in arrears on each Interest Payment Date and the Revolving Facility Maturity Date or, if the Revolving Facility has been converted into the Term Loan, the Term Loan Maturity Date. Interest shall also be payable on the date of any prepayment of Loans pursuant to Section 2.05 or Section 2.06 for the portion of the Loans so prepaid. During the existence of any Event of Default, interest shall be payable on demand.

         (c) DEFAULT RATES. While any Event of Default exists or after acceleration and during the continuation thereof, and after as well as before any entry of judgment thereon, the Company shall pay interest (after as well as before judgment to the extent permitted by law) on all outstanding Obligations at a rate per annum which is determined by increasing the Applicable Margin then in effect by three percent (3%) per annum; PROVIDED,

HOWEVER, that, on and after the expiration of the Interest Period applicable to any LIBOR Loan outstanding on the date of occurrence of such Event of Default or acceleration, the outstanding Obligations shall, during the continuation of such Event of Default or after acceleration and during the continuation thereof, bear interest at a fluctuating rate per annum equal to the Base Rate plus three percent (3%).

         (d) LIMITATIONS FOR APPLICABLE LAW. Anything herein to the contrary notwithstanding, payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payments by the respective Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

     2.10 FEES.

         (a) FACILITY FEES. Upon the due execution and delivery of this Agreement by the Company, the Agent and each of the Banks which are the initial Banks party to this Agreement, the Company shall pay to each such Bank an amount equal to 0.50% of such Bank's Commitment as a facility fee, in each case for the recipient's own account.

         (b) COMMITMENT FEES. Commencing on the date hereof and up to the Conversion Date, the Company shall pay to the Agent for the account of each Bank ratably a commitment fee on the average daily unused portion of such Bank's Commitment Percentage of the Revolving Availability minus the average daily undrawn available amount of all Letters of Credit outstanding, equal to 0.125% per annum. Such commitment fee shall accrue from the Closing Date to the earlier of the Conversion Date or the Revolving Facility Maturity Date and shall be due and payable in arrears quarterly on the last Business Day of each March, June, September, and December commencing on September 30, 1996, on the Revolving Facility Maturity Date, and on any other date on which the Revolving Facility is paid in full and the Commitment permanently terminated.

         (c) CONVERSION FEE. On the Conversion Date, the Company shall pay to the Agent for the account of each Bank then a party to this Agreement ratably a conversion fee equal to 0.50% of the original balance of the Term Loan as of the Conversion Date.

         (d) BORROWING BASE ADJUSTMENT FEE. Without limiting the Company's obligations to pay costs and expenses under Section 2.13 and 10.04, upon the addition of a project as a Borrowing Base Property after the Effective Date, the Company shall pay to the Agent for the ratable benefit of the Banks a Borrowing Base Property adjustment fee in the amount of $2,000 per property for each project added as a Borrowing Base Property after the Effective Date after the first five (5) approved additional Borrowing Base Properties.

         (e) LETTER OF CREDIT FEES.

              (i) The Company shall pay to Agent for the benefit of the Issuing Bank only a non-refundable letter of credit origination fee in the amount of one-half percent (.50%) of the initial available amount under each Letter of Credit, prior to issuance of such Letter of Credit and as a condition thereto.

              (ii) The Company shall pay to the Agent for the ratable benefit of the Banks a letter of credit commitment fee in an amount equal to one and six hundred twenty-five thousandths percent (1.625%) per annum of the aggregate daily undrawn amount of all Letters of Credit outstanding.

              (iii) Such fees as described in Section 2.10(e)(ii), shall accrue from the date of issuance of each Letter of Credit to the date of the expiration or cancellation thereof, and shall be due and payable in arrears quarterly on the last Business Day of each March, June, September and December, on the Revolving Facility Maturity Date, and on any other date on which the Revolving Facility is paid in full and the Revolving Commitment permanently terminated.

    2.11 COMPUTATION OF FEES AND INTEREST.

         (a) COMPUTATION PERIOD. All computations of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period for which interest or fees are computed from the first day thereof to the last day thereof.

         (b) NOTICE. The Agent shall, with reasonable promptness, notify the Company and the Banks of each determination of a LIBO Rate, PROVIDED that no failure to do so shall relieve the Company of any obligation hereunder. Any change in the interest rate on a Loan resulting from a change in the Reserve Percentage (as defined in the definition of "LIBO Rate") shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall with reasonable promptness notify the Company and the Banks of the effective date and the amount of each such change, PROVIDED that no failure to do so shall relieve the Company of any obligation hereunder. Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

         (c) DETAIL OF CALCULATION. The Agent shall, at the request of the Company or any Bank, deliver to the Company or such Bank, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate.

    2.12 PAYMENTS BY THE COMPANY.

         (a) TERMS OF PAYMENTS. All payments (including prepayments) to be made by the Company on account of principal, interest, fees and other amounts required hereunder shall be made without setoff or counterclaim and shall, except as otherwise expressly provided herein, be made to the Agent for the ratable account of the Banks at the Payment Office, in dollars and in immediately available funds, no later than 9:00 a.m. (California time) on the date specified herein. The Agent shall promptly distribute to each Bank such Bank's Commitment Percentage (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts (in like funds as received). Any payment which is received by the Agent later than 9:00 a.m. (California time) shall be deemed to have been received on the immediately succeeding Business Day, and any applicable interest or fee shall continue to accrue.

         (b) BUSINESS DAYS. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be; subject to the provisions set forth in the definition of "Interest Period."

         (c) RELIANCE OF AGENT ON PAYMENTS BY THE COMPANY. Unless the Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full, the Agent may assume that the Company has made such payment in full to the Agent on such date, and the Agent may (but shall not be required to), in reliance upon such assumption, cause to be distributed to each Bank on such due date the amount then due such Bank. If and to the extent the Company shall not have made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate as in effect for each such day.

    2.13 Security; Additions, Substitutions and Exclusions of Borrowing Base PROPERTIES; CASH COLLATERAL.

         (a) SECURITY. As of the Closing Date, the Borrowing Base Properties hereunder shall be the Initial Borrowing Base Properties. Additional apartment projects may be offered by the Company and shall be included as Borrowing Base Properties only in accordance with the following (and any other applicable terms and conditions contained in this Agreement):

              (i) REQUEST FOR BORROWING BASE INCREASE. The Company from time to time may request that stabilized apartment projects owned or to be acquired in fee simple by the Company or any Wholly-Owned Subsidiary be accepted as Collateral and included as a Borrowing Base Property by delivering to the Agent and the Banks a written request therefor.

              (ii) ACCEPTANCE OF COLLATERAL. The Banks shall have the right, in their sole discretion, and after performing such due diligence as the Banks desire in their sole discretion, to accept or reject any project offered as an additional Borrowing Base Property. The Banks shall not unreasonably withhold their acceptance of an apartment project owned in fee simple by the Company or any Wholly-Owned Subsidiary overed as a Borrowing Base Property hereunder if, through the due diligence contemplated hereby, the Banks determine that the project is of a quality and character, and is located in a geographical market, which is consistent with the then-current or any previous Borrowing Base Properties hereunder or under the Previous Credit Agreement. The Company shall at its expense provide the Agent and the Banks with the following due diligence materials and information with respect to any project offered as a Borrowing Base Property hereunder, at least six (60) days prior to the delivery by the Company of the initial Borrowing Notice with respect to such project:

                   (A) an Appraisal;

                   (B) a preliminary title report and an ALTA survey meeting the Agent's customary requirements;

                   (C) written advice relating to such lien and judgment searches as the Agent shall have requested of the Company with respect to such Borrowing Base Property;

                   (D) an environmental site assessment with respect to such Borrowing Base Property, dated as of a recent date, prepared by a qualified firm acceptable to the Agent, identifying any conditions or operations on such property that are not in compliance with any Environmental Laws and any Hazardous Materials located thereon, showing Estimated Remediation Costs, if any, and stating that there are no conditions on such property or other items requiring further investigation or remediation, and any follow-on or supplemental report required by the Agent, together with the Agent's standard form Environmental Questionnaire and Disclosure Statement completed by the Company;

                   (E) if required by the Agent, a report regarding structural, siting, engineering, seismic and code/legal compliance (including compliance with the Americans With Disabilities Act) matters;

                   (F) current, certified rent roll and other reports of the financial and operating results (for the most recent 12-month period) and projections for the property setting forth in such format as the Agent may require the information relevant to such property necessary to calculate the Revolving Facility Debt Service Coverage-Based Principal Limit therefor;

                   (G) copies of the standard lease form and the property management agreement and other material operating agreements or contracts relating to the property;

                   (H) if required by the Agent, evidence of the zoning, subdivision and entitlements status of the property, including, without limitation, copies of the certificate of occupancy and any other material permits, licenses or approvals required for the property;

                   (I) a copy of the purchase and sale agreement(s) by which the Company or such Wholly-Owned Subsidiary has acquired the property;


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

                   (J) such consents, estoppels, subordination agreements and other documents and instruments executed by Persons party to material contracts relating to such Borrowing Base Property as are requested by the Agent or the Requisite Banks; and

                   (K) such other items as the Agent may reasonably request.

The Company acknowledges that the review of the due diligence materials described in this Section 2.13(a)(ii) will require advance notice to the Agent and the Banks, and the Company undertakes to provide as much advance notice as possible to achieve timely review of such materials.

              (iii) CONDITIONS TO INCLUSIONS OF PROPOSED PROJECTS IN BORROWING BASE. Each of the following conditions must be satisfied (or waived by the Agent in writing) prior to the Banks' acceptance of any apartment project as a Borrowing Base Property and as Collateral hereunder:

                   (A) ACCEPTANCES. The Banks shall have agreed to accept the apartment project offered by the Company for inclusion as a Borrowing Base Property and as Collateral in the Banks' sole and absolute discretion in accordance with Section 2.13(a)(ii) above, and the Agent shall have so notified the Company in writing. Any such acceptance shall be subject to the satisfaction of the other conditions set forth in this Section 2.13(a)(iii). Acceptance by the Banks of any apartment project as a Funded Project under (and as defined in) the Bridge Loan Agreement, shall not create a presumption of acceptance of such project as a Borrowing Base Property hereunder.

                   (B) COLLATERAL DOCUMENTS. The Company shall deliver to the Agent, at the Company's sole expense: (i) the Collateral Documents for such project, each of which shall be duly executed by the Company and recorded where required and shall create a duly perfected first priority Lien on or security interest in, or assignment of, the Collateral described therein, and
(ii) such termination statements and other documents as may be necessary to terminate all Liens on such Project other than Permitted Exceptions. In the case of a Borrowing Base Property owned by a Wholly-Owned Subsidiary, the Collateral Documents delivered to the Agent shall include Environmental Indemnity Agreements executed both by such Wholly-Owned Subsidiary and by the Company.

                   (C) TITLE ASSURANCES. The Agent shall receive a Title Policy for such project.

                   (D) INSURANCE. The Company shall have provided the Agent with evidence satisfactory to the Requisite Banks that the Company has obtained and the Agent has been named as loss payee under and has been issued a standard mortgagee endorsement for, all policies of casualty insurance, and named as additional insured under all policies of liability insurance, required by any Collateral Document with respect to such Borrowing Base Property;

                   (E) LEGAL OPINIONS. The Company shall have delivered to the Agent, if required by the Agent, opinions of 0) counsel to the Borrower as to the due authorization, execution and delivery of the Mortgage and other Collateral Documents for such property, and lack of any conflict of any such document with any Contractual Obligations of the Company or the REIT in form and substance satisfactory to the Agent and the Requisite Banks, and (ii) counsel to the Agent in the state where the property is located concerning the form, legality and enforceability of the Mortgage and other Collateral Documents relating to such property, lack of any violation of any Requirements of Law as a result of the execution, delivery and performance of such documents, and such other matters relating to the Company, the REIT, such property and such documents as the Agent may require;

                   (F) OFFICERS' CERTIFICATE. The Company shall have delivered to the Agent a certificate of two Responsible Officers substantially in the form of EXHIBIT H confirming (i) that all conditions precedent set forth in this Section 2.13(a)(iii) (other than those based solely upon the approval of the Agent or the Banks) have been satisfied with respect to such project; (ii) that all financial and operating information delivered to the Agent pursuant to Section 2.13(a)(ii), subject to audit, is complete and correct to the knowledge of the Company and setting forth in detail the calculation of the Revolving Facility Debt Service Coverage-Based Principal Limit for such project; (iii) that the proposed project, if included as a Borrowing Base Property, would not be required to be excluded as Collateral pursuant to Section 2.13(b); (iv) the Company's purchase price for the property, upon which the Agent and the Banks shall be entitled to rely; and (v) the Person owning the proposed project holds no Indebtedness other than as permitted under Section 7.02(a)-(e);

                   (G) EQUITY INTERESTS PLEDGE. If the proposed project is owned by a Wholly-Owned Subsidiary, the owner(s) of such Wholly-Owned Subsidiary shall have delivered to the Agent a pledge of the Stock in such Wholly-Owned Subsidiary, substantially in the form of EXHIBIT J hereto, together with financing statements or Stock certificates (as applicable), and such legal opinions or other evidence as the Agent may require to assure or confirm that the Agent holds for the benefit of the Banks a duly perfected, first-priority Lien on such Stock.

          Under no circumstances shall the Agent or the Banks be deemed to have a lien on any Borrowing Base Property prior to the time a first priority Mortgage and first priority assignment of leases and rents encumbering such property have been recorded at the Agent's instruction.

         (b) EXCLUSION OF BORROWING BASE PROPERTIES FROM THE COLLATERAL. Any Borrowing Base Property will automatically be considered to have an Appraised Value of zero for purposes of the calculations of the Borrowing Base hereunder and will be excluded as a Borrowing Base Property and removed as Collateral for the Obligations:

              (i) Within ten (10) days after demand from the Agent to the Company following the occurrence of any one of the following events:

                   (A) any Event of Loss with respect to such property which is not restored or repaired as required under the terms of the Mortgage encumbering such property within no more than one hundred and twenty (120) days after the occurrence of such Event of Loss; or

                   (B) the occurrence of an adverse change in the environmental condition of the property from that described in the materials described in Section 2.13(a)(ii)(d) above which is not adequately remediated pursuant to the terms of the Environmental Indemnity Agreement relating to or Mortgage encumbering such property;

              (ii) Immediately upon the occurrence of any sale, transfer or encumbrance of such property (without limiting the other rights of the Banks with respect to any such sale, transfer or encumbrance under the Loan Documents) other than Permitted Liens.

         (c) APPRAISALS. The Company shall reimburse the Agent for the cost of all Appraisals of properties offered by the Company as proposed Borrowing Base Properties under Section 2.13(a). Any delay in the completion of such appraisals shall be the sole risk of the Company. Requisite Banks shall have the right to have the Borrowing Base Properties reappraised in the event that the Company delivers a notice of its election to convert the Revolving Facility to the Term Loan pursuant to Section 4.03. Requisite Banks may exercise this right only once at any time after the notice of election to convert is delivered to the Agent (unless otherwise required by applicable law) and the Company shall reimburse the Agent for the cost of all such reappraisals. All appraisals shall be subject to review and approval by the Agent and the Requisite Banks. The Company shall cooperate with such Appraisals, including by providing the appraisers with access to the premises of the Company, the books and records of the Company, and the Collateral or proposed Collateral subject to Appraisal.

         (d) CASH COLLATERAL. The Company shall have the right to deposit cash as Collateral hereunder (together with all interest and earnings thereon, "Pledged Cash") into an interest bearing deposit account (the "CASH COLLATERAL ACCOUNT") established with and pledged to the Agent for the ratable benefit of the Banks pursuant to documentation in form and substance satisfactory to the Agent and the Requisite Banks. Such Cash Collateral
Account shall secure the Obligations. The Company hereby grants a perfected first priority security interest in favor of the Agent for the ratable benefit of the Banks in all Pledged Cash and in such Cash Collateral Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof, whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities, together with all rights of a secured party with respect thereto (even if no further documentation is requested by the Agent or the Requisite Banks or executed by the Company with respect thereto). The Company shall execute such additional documents as the Agent or the Requisite Banks in their discretion may require and shall provide all other documents requested by the Agent or the Requisite Banks to evidence or perfect the Agent's first priority security interest in such Cash Collateral Account. The Cash Collateral Account shall be held in the name of the Company as debtor, with the Agent as secured party for the ratable benefit of the Banks. All interest earned on the Cash Collateral Account shall be retained in the Cash Collateral Account subject to the Company's withdrawal rights set forth herein. The Company shall treat all interest earned on the Cash Collateral Account as its income for federal income tax purposes. No Pledged Cash shall be withdrawn from the Cash Collateral Account by the Company unless after such withdrawal the Borrowing Base would be equal to or greater than the Outstanding Amount and no Event of Default is then continuing. Upon the occurrence and during the continuation of an Event of Default, the Agent may (and, upon the instruction of the Requisite Banks, shall):

              (i) without any advertisement or notice to or authorization from the Company (all of which advertisements, notices and/or authorizations are hereby expressly waived), withdraw, sell or otherwise liquidate all Pledged Cash and apply the proceeds thereof to the unpaid Obligations in such order as the Requisite Banks may elect in their sole discretion, without liability for any loss (including as a result of any sale or liquidation of any account including such Pledged Cash such before maturity) and the Company hereby consents to any such withdrawal and application as a commercially reasonable disposition of such Collateral and agrees that such withdrawal shall not result in satisfaction of the Obligations except to the extent the amounts are applied to such sums;

              (ii) without any advertisement or notice to or authorization from the Company (all of which advertisements, notices and/or authorizations are hereby expressly waived), notify any account debtor on any such Collateral to make payment directly to the Agent;

              (iii) foreclose upon all or any portion of such Collateral or otherwise enforce the Agent's security interest in any manner permitted by law or provided for in this Agreement;

              (iv) sell or otherwise dispose of all or any portion of such Collateral at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as the Requisite Banks may determine;

              (v) recover from the Company all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Agent in exercising any right, power or remedy provided by this Agreement or by law; and

              (vi) exercise any other right or remedy available to the Agent or the Banks under applicable law or in equity.

         (e) RELEASES. The Banks irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans payable under this Agreement and under any other Loan Document; (ii) if such Collateral is excluded as Collateral pursuant to
Section 2.13(b); (iii) pursuant to Section 7.05 or 2.13(d); or (iv) if approved, authorized or ratified in writing by all the Banks. In addition, the Banks irrevocably authorize the Agent, at its option and in its discretion, to subordinate the Lien granted to or held by the Agent upon any Collateral to easements, rights-of-way, restrictions, or other similar encumbrances incurred in the Ordinary Course of Business of the Company which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company; in making the determinations set forth in this sentence, the Agent shall be entitled to rely solely, without investigation of any kind, upon the written certification of two (2) Responsible Officers of the Company, and the Agent shall incur no liability to any Person by virtue of such reliance.

    2.14 PAYMENTS BY THE BANKS TO THE AGENT.

         (a) RELIANCE OF AGENT ON, PAYMENTS BY THE BANKS. Unless the Agent shall have received notice from a Bank on the Closing Date or, with respect to each borrowing after the Closing Date, at least one Business Day prior to the date of any proposed borrowing, that such Bank will not make available to the Agent for the account of the Company the amount of that Bank's Commitment Percentage of the Loan to be funded on such date, the Agent may assume that each Bank has made such amount available to the Agent on the borrowing date, and the Agent may (but shall not be required to), in reliance upon such assumption, make available to the Company a corresponding amount on such date. If and to the extent any Bank shall not have made its full amount available to the Agent and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the next Business Day following the date of such borrowing make such amount available to the Agent, together with interest at the Federal Funds Rate for and determined as of each day during such period. A certificate of the Agent submitted to any Bank with respect to amounts owing under this Section 2.14(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan (as of the date of the borrowing) for all purposes of this Agreement. If such amount is not made available to the Agent on the next Business Day following the borrowing date, the Agent shall notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such borrowing, and the Company may exercise any rights and remedies it may have against the Bank that so failed to fund.

         (b) OBLIGATIONS OF AGENT; BANK. The failure of any Bank to make any Loan on any date of borrowing shall not relieve any other Bank of any obligation hereunder to make a Loan on the date of such borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any borrowing.

     2.15 SHARING OF PAYMENTS ETC. If, other than as expressly contemplated elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through exercise of any right of setoff, or otherwise) in excess of its Commitment Percentage of payments on account of the Loans obtained by all the Banks, such Bank shall forthwith (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them;
PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid thereto together with a percentage (calculated by dividing (i) the amount of such paying Bank's required repayment by (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all of such purchasing Bank's rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such purchasing Bank were the direct creditor of the Company in the amount of such participation. The Agent shall keep records (which shall be conclusive and. binding in the absence of manifest error) of participations purchased pursuant to this Section 2.15 and shall in each case notify the Banks following any such purchases.

     2.16 Participations Purchased by Banks in the Letter of Credit Liability.

         (a) On the date of the issuance of each Letter of Credit, the Issuing Bank shall be deemed irrevocably and unconditionally to have sold and transferred to each Bank (other than the Issuing Bank) and each Bank shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, an undivided interest and participation, to the extent of such Bank's Commitment Percentage in effect from time to time, in such Letter of Credit and all Letter of Credit Liability with respect thereto. The Revolving Commitment of each Bank hereunder shall include that Bank's share of the Letter of Credit Liability.

         (b) In the event that any reimbursement obligation under this Agreement is not paid when due to the Issuing Bank with respect to any Letter of Credit, the Issuing Bank shall promptly notify the Agent to that effect, and the Agent shall promptly notify each Bank (other than the Issuing Bank) of the amount of such reimbursement obligation and each Bank other than the Issuing Bank shall immediately pay to the Agent for distribution to the Issuing Bank, in lawful money of the United States and in same day funds, an amount equal to such Bank's Commitment Percentage then in effect of the amount of such unpaid reimbursement obligation.

         (c) The obligation of each Bank other than the Issuing Bank to make payments under subsection (b) above shall be unconditional and irrevocable and shall be made under all circumstances, including, without limitation, following the occurrence of any Default or any Event of Default or any of the circumstances referred to in Section 2.01(a)(ii) hereof.

         (d) Prior to the occurrence of any Event of Default, the Agent shall promptly distribute to each Bank its Commitment Percentage (or other applicable share as expressly provided herein) of all amounts received on account of the obligations of the Company to repay amounts drawn under any Letter of Credit (in like funds as received). Following the occurrence of an Event of Default, all amounts received by the Agent on account of such obligations shall be disbursed by the Agent as follows:

              (i) First, to the payment of expenses incurred by the Agent in the performance of its duties and enforcement of its rights under the Loan Documents, including, without limitation, all costs and expenses of collection, attorneys' fees, court costs and foreclosure expenses;

              (ii) Then, to the Banks, pro rata in accordance with their respective Commitment Percentages until all outstanding reimbursement obligations for drawings on such Letter of Credit and interest accrued thereon have been paid in full; and

              (iii) Then, and if but only if there remains any available amount which has not been drawn under such Letter of Credit, to the Agent to hold as cash collateral for the obligation of Company to reimburse any future drawings on such Letter of Credit, Company hereby granting to the Agent, for the pro rata, PARI PASSU benefit of the Banks, a first perfected security interest therein and hereby irrevocably agreeing that amounts so held may be applied from time to time in reimbursement of drawings on such Letter of Credit as the same may occur, until the expiration of such Letter of Credit and payment in full of all amounts due with respect to any drawing thereon.

         (e) If any payment received from Company on account of any reimbursement obligation with respect to any Letter of Credit and distributed to a Bank under Section 2.16(d) hereof is thereafter recovered from the Issuing Bank, each Bank which received such distribution shall, upon demand by the Agent, repay to the Issuing Bank such Bank's ratable share of the amount so recovered together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered) of any interest of other amount paid or payable by the Issuing Bank in respect of the total amount so recovered.

                                 ARTICLE III

                   TAXES, YIELD PROTECTION AND ILLEGALITY
    3.01 TAXES.

         (a) Subject to Section 3.01(g), any and all payments by the Company to the Agent or the Banks under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding such taxes (including income taxes or franchise taxes) as are imposed on or measured by the recipient's net income by the jurisdiction under the laws of which the recipient is organized or maintains a Lending Office, or otherwise does business, or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

         (b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, recordation or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

         (c) The Company shall indemnify and hold harmless the Agent and each Bank for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.01) paid by the Agent or such Bank and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days from the date the Agent or any Bank makes written demand therefor.

         (d) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to the Agent or any Bank, then, subject to Section 3.01(g):

              (i) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the Agent or such Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

              (ii) the Company shall make such deductions; and

              (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (e) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

         (f) Each Bank which is a foreign Person (i.e., a Person other than a United States Person for United States Federal income tax purposes) agrees that:

              (i) such Bank shall, no later than the Closing Date (or, in the case of a Bank which becomes a party hereto pursuant to Section 10.08 after the Closing Date, the date upon which such Bank becomes a party hereto), deliver to the Company through the Agent two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), or two (2) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

              (ii) if at any time such Bank makes any changes necessitating a new form, such Bank shall with reasonable promptness deliver to the Company through the Agent in replacement for, or in addition to, the forms previously delivered by such Bank hereunder, two (2) accurate and complete signed originals of Form 4224, or two (2) accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that such Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

              (iii) such Bank shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in or renewal of the most recent Form 4224 or Form 1001 previously delivered by such Bank, deliver to the Company through the Agent two (2) accurate and complete original signed copies of Form 4224 or Form 1001, as appropriate, in replacement of the forms previously delivered by such Bank; and

              (iv) such Bank shall, promptly upon the Company's reasonable request to that effect, deliver to the Company such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

         (g) The Company shall not be required to pay any additional amounts in respect of United States Federal or state income tax pursuant to Section 3.01(d) to any Bank or any duly appointed assignee for the account of any Lending Office of such Bank or assignee:

              (i) if the obligation to pay such additional amounts arises as a result of a failure by such Bank or assignee to comply with its obligations under Section 3.01(f) in respect of such Lending Office;

              (ii) if such Bank or assignee shall have delivered to the Company a Form 4224 in respect of such Lending Office pursuant to Section 3.01(f), and such Bank or assignee shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

              (iii) if such Bank or assignee shall have delivered to the Company a Form 1001in respect of such Lending Office pursuant to Section 3.01(f), and such Bank or assignee shall not at any time be entitled to reduction, partial exemption or exemption from deduction or withholding of United States federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

         (h) If, at any time, the Company requests any Bank to deliver any forms or other documentation pursuant to Section 3.01(f)(iv), then the Company shall, on demand of such Bank, through the Agent reimburse such Bank for any costs and expenses

(including Attorney Costs) reasonably incurred by such Bank in the preparation or delivery of such forms or other documentation.

              (i) If the Company is required to pay additional amounts to the Agent or any Bank pursuant to Section 3.01(d), then such Bank shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

    3.02 ILLEGALITY.

         (a) If any Bank shall determine that the introduction of any Requirement of Law or any change therein or in the interpretation or administration thereof has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Bank or its Lending Office to make LIBOR Loans, then, on notice thereof by such Bank to the Company through the Agent, the obligation of such Bank to make LIBOR Loans shall be suspended until such Bank shall have notified the Agent and the Company that the circumstances giving rise to such determination no longer exist.

         (b) If any Bank shall reasonably determine that it is unlawful to maintain any LIBOR Loan, the Company shall notify Bank that the Company shall either (i) prepay in full all LIBOR Loans of such bank then outstanding, together with interest accrued thereon, or (ii) elect to convert in accordance with Section 2.04 all LIBOR Loans then outstanding, after payment to such Bank of all interest accrued thereon, into Base Rate Loans, either on the last day of the Interest Period thereof if such Bank may lawfully continue to maintain such LIBOR Loans to such day, or immediately if such Bank may not lawfully continue to maintain such LIBOR Loans, together with any amounts required to be paid in connection therewith pursuant to Section 3.04.

         (c) If the obligation of any Bank to make or maintain LIBOR Loans has been terminated, the Company may elect, by giving notice to such Bank through the Agent, that all Loans which would otherwise be made by such Bank as LIBOR Loans shall instead be made as Base Rate Loans.

    3.03 INCREASED COSTS AND REDUCTION OF RETURN.

         (a) If any Bank shall determine that, due to either (i) the introduction of or any change in or in the interpretation of any Requirement of Law or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or of making, funding or maintaining any LIBOR Loans hereunder, then the Company shall be liable for, and shall from time to time, upon written demand therefor by such Bank (with a copy of such demand to the Agent), which demand shall set forth the basis of such increased cost in reasonable detail, pay to the Agent for the account of such Bank, such additional amounts as are sufficient to compensate such Bank for such increased costs.

         (b) If any Bank shall have reasonably determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance with any Capital Adequacy Regulation by such Bank (or its Lending Office) or any corporation controlling such Bank, effects or would effect an increase in the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital), then, upon written demand of such Bank (with a copy to the Agent), which demand shall set forth in reasonable detail the basis for any such increase in required capital, the Company shall immediately pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase.

         (c) If any Bank shall have determined that any of the events described in Sections 3.03(a) or 3.03(b) affects or would affect an increase in cost or reduction of return resulting in additional Obligations hereunder, such Bank shall, with reasonable promptness, notify the Company and the Agent of such determination, PROVIDED that no failure to do so shall relieve the Company of any Obligation hereunder.

    3.04 FUNDING LOSSES. The Company agrees to reimburse each Bank for, and to hold each Bank harmless from, any loss or expense that such Bank may sustain or incur as a consequence of:

         (a) the failure of the Company to make any required payment or prepayment of principal of any LIBOR Loan or Base Rate Loan (including payments to be made after any acceleration thereof);

         (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Borrowing Notice or a Notice of Conversion/Continuation;

         (c) the failure of the Company to make any prepayment after the Company has given a notice in accordance with Section 2.05;

         (d) the prepayment of a LIBOR Loan on a day which is not the last day of the Interest Period with respect thereto; or

         (e) the conversion of any LIBOR Loan to a Base Rate Loan on a day that is not the last day of the Interest Period with respect thereto;

such amount or amounts to include an amount equal to the excess, if any, of (a) the amount of interest that would have accrued on the amount not paid, not borrowed, not prepaid, prepaid, or converted for the period from the date of such failure to pay, failure to borrow, failure to prepay, prepayment, or conversion to the last day of then current Interest Period (or in the case of a failure to borrow, the Interest Period which would have commenced on the date of such failure) at the interest rate applicable to that LIBOR Loan, over (b) the amount of interest that would accrue to the Bank on such amount at the LIBO Rate in effect on such date by placing such amount on deposit for a comparable period with leading banks in the London interbank market.

    3.05 INABILITY TO DETERMINE RATES. If the Agent shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the LIBO Rate for any requested Interest Period with respect to a proposed LIBOR Loan or that the LIBO Rate applicable pursuantt o Section 2.09(a) for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, the Agent will forthwith give notice of such determination to the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain LIBOR Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Borrowing Notice or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Loans.

    3.06 CERTIFICATES OF RANKS, Any Bank claiming reimbursement or compensation pursuant to this Article III, shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail a summary of the basis of such demand and the amount payable to such Bank hereunder.

    3.07 SURVIVAL. The agreements and obligations of the Company in this
Article III shall survive the payment of all other obligations.

                               ARTICLE IV

                           CONDITIONS PRECEDENT

    4.01 CONDITIONS OF FIRST LOAN. The obligation of each Bank to make its first Loan hereunder is subject to the condition that the Agent shall have received on or before the Closing Date, the following, in the case of agreements, documents and other instruments, in form and substance satisfactory to the Agent, each Bank and their respective counsel in their sole discretion and in sufficient copies for each Bank:

         (a) CREDIT AGREEMENT AND NOTES. This Agreement executed by the Company, the Agent and each of the Banks, and a Note executed by the Company in favor of each of the Banks; the Notes shall be dated the Closing Date;

         (b) REIT GUARANTY DOCUMENTS. The REIT Guaranty Documents executed by the REIT, GP Corp, LP Corp, AIMCO Holdings, Qrs, Somerset, and AIMCO/OTC;

         (c) BORROWING BASE DOCUMENTS. Delivery of the documentation for each property described in SCHEDULE 1.01A described in Section 2.13(a)(iii);

         (d) SUBORDINATION AGREEMENt. Such subordination agreements relating to the Intra-Company Debt as the Requisite Banks may require, in form and substance satisfactory to the Requisite Banks.

         (e) RESOLUTIONS; INCUMBENCY.

              (i) Certified copies of the resolutions of the boards of directors of the REIT and the other corporations party (whether directly or as general partners) to the Loan Documents, their execution, delivery and performance thereof, including, in the case of GP Corp, a resolution approving and authorizing in its capacity as the general partner of the Company the execution, delivery and performance by the Company of this Agreement and the other Loan Documents to be delivered hereunder and the borrowing of the Loans;

              (ii) A certificate of the Secretary or Assistant Secretary of the REIT and the other corporations party (whether directly or as general partners) to the Loan Documents certifying the names and true signatures of the officers of such Persons authorized to execute and deliver, as applicable, this Agreement and all other Loan Documents to be delivered hereunder;

         (f) ORGANIZATIONAL DOCUMENTS. Each of the following documents:

              (i) certified copies of the Organizational Documents of the REIT, the Company and, if requested by Bank, any Subsidiary thereof as in effect on the Closing Date, and, in the case of corporate or limited liability company articles or a certificate of limited partnership, certified as of a recent date by the secretary of state of the state of organization; and

              (ii) a good-standing certificate for the REIT, the Company and, if requested by Bank, any Subsidiary thereof, from the secretary of state of the state of organization of the same and each state where such Person is qualified to do business as a foreign corporation, partnership, trust, limited liability company or other organization as of a recent date, together with a bring-down certificate by telex or telefacsimile, dated the Closing Date;

         (g) CERTIFICATE. A certificate signed by at least two (2) Responsible Officers, dated as of the Closing Date, stating that:

              (i) the representations and warranties of the Company and the REIT contained in Article V hereof and of the Company, the REIT and their Subsidiaries contained in the Loan Documents are true and correct on and as of such date, as though made on and as of such date;

              (ii) no Default or Event of Default exists or would result from the initial borrowing;

              (iii) there has occurred since December 31, 1995 no act, omission, change or occurrence which would have a Material Adverse Effect; and

              (iv) all conditions precedent set forth in this Section 4.01 have been satisfied (other than those based solely on the approval of the Agent, the Banks, or the Requisite Banks);

         (h) LEGAL OPINIONS. The Agent shall have received (i) an opinion of counsel to the Company, and addressed to the Agent and the Banks in a form approved by Agent; and (ii) an opinion of Colorado counsel to the Company and addressed to the Agent and the Banks in a form approved by Agent;

         (i) COSTS EXPENSES; FEES. Payment of all costs, expenses, and accrued and unpaid fees (including legal fees and expenses) to the extent then due and payable on the Closing Date, including any arising under Sections 2.10, 3.01 and 10.04;

         (j) OTHER DOCUMENTS. Such other approvals, opinions, or documents as the Agent or the Requisite Banks may reasonably request; and

         (k) CLOSING OF BRIDGE LOAN. All conditions to the consummation of the transactions contemplated to occur on the Closing Date under (and as such term is defined in) the Bridge Loan Agreement shall have been satisfied.

     4.02 CONDITIONS TO EACH LOAN. The obligation of each Bank to make any Loan (including its first Loan) is subject to the satisfaction of the following conditions precedent:

         (a) BORROWING NOTICE. The Agent shall have received in the case of a Loan (with, in the case of the first Loan only, a copy for each Bank) a Borrowing Notice or Notice of Conversion/Continuation in compliance with the terms of Section 2.03 or Section 2.04, as applicable;

         (b) OTHER DOCUMENTS. The Agent shall have received such other approvals, opinions and documents as the Agent or any Bank may reasonably request;

         (c) COLLATERAL VALUE. The Outstanding Amount shall not, as a result of the making, continuation or conversion of such Loan, exceed the Borrowing Base;

         (d) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company, the REIT and their respective Subsidiaries contained in the Loan Documents, including Article V of this Agreement, shall be true and correct on and as of the date such Loan is made, with the same effect as if made on and as of such date;

         (e) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from the making, continuation or conversion of such Loan;

         (f) NO MATERIAL ADVERSE EFFECT. No act, omission, change, occurrence or event which has a Material Adverse Effect shall have occurred since the Closing Date; and

         (g) NO FUTURE ADVANCE NOTICE. Neither the Agent nor any Bank shall have received from the Company, the REIT or any Subsidiary thereof, any notice that any Collateral Document will no longer secure, or that the REIT Guaranty Documents will no longer guaranty, future Loans to be made under this Agreement.

Each Borrowing Notice and Notice of Continuation/Conversion submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of such notice and as of the date of the making, continuation or conversion of the corresponding Loan, that the conditions in this Section 4.02 have been satisfied.

    4.03 CONVERSION CONDITIONS. The Company shall have the right to convert the Revolving Facility into the Term Loan at any time during the term of the Revolving Facility by giving no less than ninety (90) days prior written notice to the Agent, so long as the following conditions (collectively, the "Conversion Conditions") are satisfied:

         (a) REPRESENTATIONS AND WARRANTIES. All representations, warranties and certifications of the Company, the REIT and their respective Subsidiaries in the Loan Documents or delivered pursuant thereto shall be true and correct on and as of the Conversion Date, before and after giving effect to the conversion, as though made on such date;

         (b) NO EXISTING DEFAULt. No Default or Event of Default shall have occurred and be continuing as of the date such notice is given or as of the Conversion Date or would result from such conversion;

         (c) OUTSTANDING AMOUNT. The Outstanding Amount of the Term Loan upon the Conversion Date shall not exceed the Term Loan Borrowing Base, and all Letters of Credit shall have expired or been cancelled;

         (d) NO MATERIAL ADVERSE EFFECt. No act, omission, change, occurrence or event which has a Material Adverse Effect shall have occurred since the Closing Date;

         (e) CERTIFICATE. The Agent shall have received and approved a certificate signed by at least two (2) Responsible Officers, dated as of the Conversion Date, stating that:

              (i) the representations and warranties of the Company contained in Article V hereof and in the Loan Documents are true and correct on and as of the Conversion Date, before and after giving effect to the conversion, as though made on and as of such date;

              (ii) no Default or Event of Default exists or would result from the conversion;

              (iii) there has occurred since the Closing Date no act, omission, change or occurrence that would result in a Material Adverse Effect;

              (iv) the Outstanding Amount of the Term Loan as of the Conversion Date does not exceed the Term Loan Borrowing Base, and certifying to the Term Loan Amount, Term Loan Limit and Term Loan Percentage for each Borrowing Base Property, and the amount of the Term Loan Borrowing Base; and

              (v) all conditions to the conversion of the Revolving Facility to the Term Loan pursuant to this Agreement have been satisfied (other than those based on the approval of the Agent, the Requisite Banks, or the Banks).

         (f) RE-APPRAISALS. If the Requisite Banks shall have determined within twenty (20) days after the Agent's receipt of the Company's notice of election to convert the Revolving Facility into the Term Loan to cause the Borrowing Base Properties to be reappraised pursuant to Section 2.13(c), the Agent and the Requisite Banks shall have received and approved of such re-Appraisals prior to the Conversion Date;

         (g) Evidence regarding Borrowing Base. The Company shall have delivered to the Agent, and the Agent and the Requisite Banks shall have approved such rent rolls, operating statements and other financial materials relating to the Borrowing Base Properties as may be necessary to determine the Term Loan Amount and Term Loan Limit for each Borrowing Base Property and the Term Loan Borrowing Base;

         (h) COLLATERAL DOCUMENT SUPPLEMENTS TITLE ENDORSEMENTS. If required by Requisite Banks, (i) the Company shall have executed and delivered, and there shall have been recorded in accordance with applicable Requirements of Law, such supplements to the Collateral Documents, in form and substance satisfactory to the Agent and the Requisite Banks, reflecting the conversion of the Revolving Facility into the Term Loan and (ii) the Title Insurer shall have delivered endorsements to the Title Policies insuring the continued first Lien priority following such conversion of the Mortgages encumbering the Borrowing Base Properties, subject to no Liens or exceptions other than Permitted Exceptions; and

         (i) CONVERSION FEE. The Company shall have paid, on or prior to the Conversion Date, to the Agent for the ratable benefit of the Banks then party hereto the conversion fee set forth in Section 2.10(c) above.

                                   ARTICLE V

                          REPRESENTATIONS AND WARRANTIES

    The Company represents and warrants to the Agent and each Bank that:

    5.01 EXISTENCE AND POWER. The Company is a Delaware limited partnership, the REIT is a Maryland corporation, and each of the Company, the REIT and each Management Entity and Subsidiary:

         (a) ORGANIZATION. Is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

         (b) POWER AND AUTHORITY. Has the power and authority and all governmental licenses, authorizations, consents and approvals to own its Properties, to carry on its business and to execute, deliver, and perform its obligations under, the Loan Documents to which it is a party;

         (c) DUE QUALIFICATIONS. Except as set forth on Schedule 5.01, is duly qualified as a foreign corporation, partnership, trust or other organization, and licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of its Properties or the conduct of its business requires such qualification; and

         (d) COMPLIANCE WITH LEGAL REQUIREMENTS. Is in substantial compliance with all material Requirements of Law applicable to it.

    5.02 AUTHORIZATION; NO CONFLICT. The execution, delivery and performance by the Company, the REIT and any of their Subsidiaries of this Agreement, and any other Loan Document to which such Person is party, have been duly authorized by all necessary partnership, corporate or other organizational action, and do not and will not:

         (a) ORGANIZATIONAL DOCUMENTS. Contravene the terms of any of such Person's Organizational Documents;

         (b) Contractual Obligations. Conflict with, or result in any breach or contravention of, or the creation of any Lien (other than pursuant to the Loan Documents) under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Properties are subject; or

         (c) REQUIREMENTS OF LAW. Violate any material Requirement of Law applicable to it.

    5.03 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings in connection with the Liens granted to the Agent under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company, the REIT, or any of their Subsidiaries of this Agreement or any other Loan Document.

    5.04 BINDING EFFECt. This Agreement and each other Loan Document to which the Company, the REIT, or any of their Subsidiaries is a party constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

    5.05 LITIGATION. Except as specifically disclosed in Schedule 5.05, there are no actions, suits, proceedings, claims or disputes pending, or to the Knowledge of the Company,

PAGE
threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, the REIT, any Management Entity, any of their Subsidiaries or any of their respective Properties, which (a) purport to affect or pertain to this Agreement, or any other Loan Document, or any of the transactions contemplated hereby or thereby, or (b) if determined adversely to any such Person, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any other order of any nature has been issued by any court or other Governmental Authority puporting to enjoin or restrain the execution, delivery and performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     5.06 TITLE TO PROPERTIES. The Company and Wholly-Owned Subsidiaries have good record and marketable title in fee simple to all real property necessary or used in the ordinary conduct of the business of the Company, the REIT and their Subsidiaries, taken as a whole, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. The Company has good title to its interests in HomeCorp, AIMCO Holdings, the Management Entities and its Subsidiaries. The Properties of the Company, the REIT, and each of their Subsidiaries are subject to no Liens, other than Permitted Liens. The Company has good and marketable title to the Collateral subject to no Liens except Permitted Exceptions. The REIT, GP Corp, LP Corp, DE Sub, HomeCorp, the Finance Subsidiary, Qrs, AIMCO Holdings, Somerset, AIMCO/OTC and the other Subsidiaries listed in SCHEDULE 5.07 have good title to their interests in all properties and entities owned by them (all such interests being disclosed in Schedule 5.07), subject to no Liens except those permitted hereunder and Permitted Liens.

     5.07 SUBSIDIARIES; INTERESTS IN OTHER ENTITIES; CHANGES IN ORGANIZATIONAL STRUCTURE. Neither the Company, nor the REIT, nor any of their respective Subsidiaries has any interest in any corporation, partnership or other entity, except as disclosed in SCHEDULE 5.07 and except for new Subsidiaries hereafter formed or acquired in compliance with Sections 7.07(c) and (d).

     5.08 FINANCIAL CONDITION. All financial statements delivered by the Company or the REIT hereunder: (a) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (b) are complete, accurate and fairly present the financial condition of the REIT as of the dates thereof and results of operations for the periods covered thereby. All Form 10K filings and Form 10Q filings delivered by the Company or the REIT show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries, the Properties of the Company and the Borrowing Base Properties as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations. Since December 31, 1995, there has been no act, omission, change or event which has had a Material Adverse Effect.

5.09 TAXES. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed. Except as disclosed in the SEC Report, (i) all tax returns filed by the Company and its Subsidiaries are complete and correct; (ii) the

Company and its Subsidiaries have paid all Federal and other material taxes, assessments, fees and other governmental charges for which they are liable (whether or not reflected on any tax returns) and have fully satisfied any taxes, assessments, fees, and other governmental charges levied or imposed upon them or their Properties, income or assets or otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded; (iii) there is no proposed tax assessment against the Company or any of its Subsidiaries which would, if the assessment were made, have a Material Adverse Effect; and (iv) the Company and its Subsidiaries have no primary, secondary or other liability for taxes of any kind arising with respect to any individual, trust, corporation, partnership or other entity as to which the Company or any of its Subsidiaries is directly or indirectly liable for taxes of any kind incurred by such individual or entity either as a transferee, or pursuant to Treasury Regulations section 1.1502-6, or pursuant to any other Requirement of Law. Neither the Company nor any of its Affiliates is (nor has it ever been) a party to any tax sharing agreement.

     5.10  ERISA COMPLIANCE.

           (a) SCHEDULE 5.10 lists all Plans and separately identifies Plans intended to be Qualified Plans and Multiemployer Plans. All written descriptions thereof provided to the Agent and the Banks are true and complete in all material respects.

           (b) Each Qualified Plan, and to the best knowledge of the Company each Multiemployer Plan, is in compliance in all material respects with the applicable provisionsof ERISA, the Code and other Federal or state law, including all requirements under the Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), and benefits have been paid in accordance with the provisions of the Plan.

           (c) Each Qualified Plan and, and to the best knowledge of the Company, Multiemployer Plan has been determined by the IRS to qualify under
Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and to the best knowledge of the Company nothing has occurred which would cause the loss of such.qualification or tax-exempt status.

           (d) Except as specifically disclosed in SCHEDULE 5.10, there is no outstanding liability under Title IV of ERISA with respect to any Qualified Plan maintained or sponsored by the Company or any ERISA Affiliate, nor to the best knowledge of the Company,with respect to any Multiemployer Plan to which the Company or any ERISA Affiliate contributes or is obligated to contribute.

           (e) Except as specifically disclosed in SCHEDULE 5.10, no Qualified Plan subject to Title IV of ERISA, and to the best knowledge of the Company, no Multiemployer Plan has any Unfunded Pension Liability.

           (f) Except as specifically disclosed in SCHEDULE 5.10, no member of the Controlled Group has ever represented, promised or contracted (whether in oral or written form) to any current or former employee (either individually or to employees as a group) that such current or former employee(s) would be provided, at any cost to any member of the Controlled Group, with life insurance or employee welfare plan benefits (within the meaning of section 3(1) of ERISA) following retirement or termination of employment. To the extent that any member of the Controlled Group has made any such representation, promise or contract, such member has expressly reserved the right to amend or terminate such life insurance or employee welfare plan benefits with respect to claims not yet incurred.

           (g) Members of the Controlled Group have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code.

           (h) Except as specifically disclosed in SCHEDULE 5.10, no ERISA Event has occurred or is reasonably expected to occur with respect to any Qualified Plan, or, to the best knowledge of the Company, any Multiemployer Plan.

           (i) There are no pending or, to the Knowledge of the Company, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by the Company or its assets, (ii) any member of the Controlled Group with respect to any Qualified Plan, or (iii) any fiduciary with respect to any Plan for which the Company may be directly or indirectly liable, through indemnification obligations or otherwise.

           (j) Except as specifically disclosed in SCHEDULE, neither the Company nor any ERISA Affiliate has incurred nor reasonably expects to incur
(i) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan.

           (k) Except as specifically disclosed in SCHEDULE 5.10, neither the Company nor any ERISA Affiliate has transferred any Unfunded Pension Liability to a Person other than the Company or an ERISA Affiliate or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

           (l) No member of the Controlled Group has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which could reasonably be expected to have a Material Adverse Effect.

     5.11  ENVIRONMENTAL MATTERS.

           (a) ENVIRONMENTAL LAWS. Except as disclosed in SCHEDULE 5.11 or in the SEC Report, the operations and Properties of the Company, the REIT, the Management Entities and their Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance affecting Properties other than the Borrowing Base Properties as would not (if enforced in accordance with Environmental Laws) result in liability in excess of $250,000 in the aggregate.

           (b) ENVIRMENTAL PERMITS. Except as described in SCHEDULE 5.11 or in the SEC Report, the Company, the REIT, the Management Entities and their Subsidiaries have obtained and maintained all material licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits"). All such Environmental Permits are in good standing, and each such Person is in compliance with all terms and conditions thereof.

           (c) ORDERS. Except as specifically disclosed in SCHEDULE 5.11 or in the SEC Report, there are no outstanding written orders &om or agreements with any Governmental Authority nor any judicial or docketed administrative proceedings respecting any Environmental Law, Environmental Claim or Hazardous Material to which the Company, the REIT, any Management Entity, any of their Subsidiaries, or any of such Person's Properties or operations, is subject.

           (d) HAZARDOUS MATERIALS. Except as disclosed in SCHEDULE 5.11 or in the SEC Report, there are no Hazardous Materials or other conditions or circumstances existing with respect to any Property, or arising &om operations prior to the Closing Date, that would reasonably be expected to give rise to Environmental Claims for any such condition, circumstance or Property. In addition, (i) there are not located on the Properties underground storage tanks
(x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or emitting Hazardous Materials whether on-or off-site, and (ii) the Company, the REIT, the Management Entities and their Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising &am the conditions of their employment to the extent required under any Environmental Laws and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

     5.12 COLLATERAL DOCUMENTS. When executed, delivered and recorded pursuant hereto, the Collateral Documents shall be effective to create in favor of the Agent, for the benefit of the Banks, legal, valid and enforceable first-priority Liens in the Collateral and the proceeds thereof, subject only to the Permitted Exceptions. As required by Section 2.13(a), all action, including (a) the recording of Mortgages and Assignment of Leases and (b) the filing of UCC financing statements and other security perfection documents in all appropriate jurisdictions, shall have been taken that is necessary or appropriate to perfect the Agent's Lien, for the benefit of the Banks, in the Collateral. All representations and warranties of the Company and any other Person party to any Collateral Documents that are contained therein are true and correct.

     5.13 REGULATED ENTITIES. None of the Company, the REIT, any Management Entity, or any of their Subsidiaries is (a) an "investment company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     5.14 USE OF PROCEEDS: MARGIN REGULATIONS. The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Sections

2.01(b) and Section 6.10, and are intended to be and shall be used in compliance with Section 7.12.

     5.15 REIT AND TAX STATUS; STOCK EXCHANGE LISTING. The REIT currently has REIT Status and has maintained REIT Status on a continuous basis since its formation. The Company is not an association taxable as a corporation under the Code. The shares of common Stock of the REIT are listed on the NYSE.

     5.16 INSURANCE The Company, the REIT, the Management Entities, their Subsidiaries and the Properties are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where the Company and the Management Entities operate.

     5.17 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. Neither the Company, nor the REIT, nor any Management Entity, nor any of their Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such other defaults, would reasonably be expected to have a Material Adverse Effect.

     5.18 SEC REPORTS. Neither the SEC Report, nor any SEC reports that may have been filed with the SEC by the REIT subsequent to the SEC Report, contain any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

     5.19 NOT A "FOREIGN PERSON." Neither the Company nor any Wholly-Owned Subsidiary which owns a Borrowing Base Property is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

     5.20 DEFECTS. Except as disclosed to and approved in writing by the Requisite Banks, to the Knowledge of the Company, there exist no material defects that would make any Borrowing Base Property unsuitable for the present or contemplated use of such Borrowing Base Property. Except as disclosed to and approved in writing by the Requisite Banks, to the Knowledge of the Company, there are no abnormal hazards, including but not limited to earth movement or slippage, affecting any Borrowing Base Property.

     5.21 PROPERTY DOCUMENTS. The Company has delivered to the Agent, copies of all easement agreements, reciprocal easement agreements, management agreements, service contracts, and other agreements, instruments and documents and all amendments thereof (whether or not recorded) which affect in any material respect the Company's or any Wholly-Owned Subsidiary's interest in any Borrowing Base Property (except apartment leases).

     5.22 CONDEMNATION. No condemnation proceeding involving any Borrowing Base Property or any portion thereof or parking facility used in connection therewith has been commenced or, to the Knowledge of the Company, is contemplated by any Governmental

Authority, nor has any portion of my Borrowing Base Property or any parking facility used in connection therewith been damaged due to fire or other casualty.

     5.23 VIOLATION OF LAWS: PERMITS. None of the Borrowing Base Properties are being operated in violation of (a) any Requirements of Law or (b) any building permits, restrictions of record, or any agreement affecting any such property or part thereof, or (c) any judgment, decree or order applicable to such property. To the Knowledge of the Company, all governmental permits (including, without limitation, building permits and certificates of occupancy) necessary under applicable Requirements of Law to lawfully construct, own, lease, occupy, use and operate each Borrowing Base Property and the improvements thereon, including, but not limited to, all applicable environmental and zoning laws, ordinances and regulations, have been obtained.

     5.24 UTILITIES. Each Borrowing Base Property has adequate water, gas, telephone, electrical supply, storm and sanitary sewerage facilities and means of access to and from public streets or highways.

     5.25 LEASES. Except for apartment leases and other Permitted Exceptions, there are no leases affecting any Borrowing Base Property. No rent has been collected more than one month in advance under any such apartment lease other than in the Ordinary Course of Business. No such lease or any interest therein is subject to any present assignment or pledge (other than, as provided in Section 2.13(a), to the Agent for the ratable benefit of the Banks). All rent due to date under each lease has been collected in the Ordinary Course of Business and no concession has been granted to any lessee in the form of a waiver, release, reduction, discount or other alteration of rent due or to become due, other than in the Ordinary Course of Business. The interest of the lessee under each such lease is as lessee only, with no options to purchase or rights of first refusal.

     5.26 FULL DISCLOSURE. None of the representations or warranties made by the Company, the REIT, the Management Entity or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of any such Person in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading. There is no fact, to the Knowledge of the Company, which materially and adversely affects the business, operations, properties, assets or condition (financial or otherwise) of the Company, the REIT, the Management Entities, or any of the Subsidiaries which has not been disclosed herein or in other documents, certificates and statements furnished to the Agent and each Bank hereunder or pursuant hereto. The copies of all documents delivered to the Agent and/or the Banks from time to time in connection with this Agreement are and shall be true and complete copies of the originals thereof and have not been or shall not be amended except as disclosed to the Agent and/or the Banks, as applicable.


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

                                   ARTICLE VI

                             AFFIRMITIVE COVENANTS

     The Company covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other obligation shall remain unpaid or unsatisfied, unless the Requisite Banks waive compliance in writing:

     6.01 FINANCIAL INFORMATION. The Company shall deliver to the Agent and to each Bank, in form and detail satisfactory to the Agent and the Banks:

           (a) ANNUAL FINANCIAL STATEMENTS. As soon as available, but not later than ninety (90) days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the REIT as of the end of such year and the related consolidated statements of operations, stockholders' equity (where applicable) and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, including the REIT's SEC Form 10K for such period, and accompanied by the unqualified opinion of a nationally- recognized independent public accounting firm stating that such consolidated financial statements present fairly the financial position for the periods indicated, in conformity with GAAP, and applied on a basis consistent with prior years;

           (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available, but not later than sixty (60) days after the end of each of the first three (3) fiscal quarters of each year, a copy of the unaudited consolidated balance sheet of the REIT as of the end of such quarter and the related consolidated statements of operations, stockholders' equity (where applicable) and cash flows for the period commencing on the first day and ending on the last day of such quarter, including the REIT's SEC Form 10Q for such period, and accompanied by a certificate signed by at least two (2) Responsible Officers stating that such financial statements are complete and correct and present fairly the financial position for the periods indicated, in conformity with GAAP for interim financial statements, and applied on a basis consistent with prior quarters;

           (c) MONTHLY OPERATING STATEMENTS FOR BORROWING BASE PROPERTIES. As soon as available, but not later than forty-five (45) days after the end of each calendar month, a monthly operating statement for each Borrowing Base Property (in a format and with such detail as the Agent may require);

           (d) COMPANY PLANS AND PROJECTIONS. Not less than ninety (90) days after the beginning of each fiscal year, copies of (a) the Company's business plan for the current and the succeeding three (3) fiscal years, (b) the Company's annual budgets (including capital expenditure budgets) and projections for the Borrowing Base Properties; and (c) the Company's financial projections for the current and the succeeding three (3) fiscal years, as prepared by the Company's Chief Financial Officer and in a format and with such detail as the Agent may reasonably require; and

           (e) QUARTERLY CONSOLIDATED OPERATING STATEMENTS. To the extent not otherwise provided in disclosure documents filed with the SEC and delivered to the Agent hereunder, as soon as available, but not later than forty-five (45) days after the end of each fiscal quarter, a quarterly consolidated operating statement for all of the Properties of the Company and its Subsidiaries (in a format and with such detail as the Agent may require), accompanied by a certificate signed by at least two (2) Responsible Officers certifying that the information contained therein, subject to audit, is complete and correct to the Knowledge of the Company.

     6.02 CERTIFICATES OTHER INFORMATION. The Company shall furnish to the Agent with sufficient copies for each Bank:

           (a) ACCOUNTING CERTIFICATES. Concurrently with the delivery of thefinancial statements referred to in Section 6.01(a), a certificate of the independent certified public accountants reporting on such financial statements stating that, in making the examination necessary therefor, no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

           (b) OFFICERS' CERTIFICATES. Concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b) above, a compliance certificate, substantially in the form of EXHIBIT I, signed by at least two (2) Responsible Officers (i) stating that, to the best of such officers' knowledge, each of the Company, the REIT and their respective Subsidiaries, during such period, has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such officers have no knowledge of any Default or Event of Default except as specified in such certificate; (ii) showing in detail the calculations supporting such statement for such period in respect of the covenants in Section 7.09 and 7.16; (iii) showing in detail the calculation of the Borrowing Base for such period on an asset-by-asset basis; and (iv) certifying that none of the Collateral is required to be excluded as Collateral pursuant to Section 2.13(b);

           (c) PERIODIC REPORTS AND FILINGS; PRESS RELEASES. Promptly after the same are sent or released, copies of all reports, proxy statements and financial statements which the REIT sends to its shareholders and copies of all press releases made by the Company and the REIT, promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which the REIT may make to, or file with, the SEC or any successor or similar Governmental Authority and promptly after the same are received, copies of any reports prepared by analysts for or with respect to the Company or the REIT;

           (d) ACCOUNTANTS' REPORTS. Promptly after the same are received, copies of all reports which the independent certified public accountants of the Company or the REIT deliver to the Company or the REIT; and

           (e) OTHER INFORMATION. Promptly, such additional financial and other information as the Agent may from time to time reasonably request.

     6.03  NOTICES.  The Company shall promptly (and in no event later than ten
(10) days after the Company has reason to know of the same) notify the Agent and each Bank of:

           (a) DEFAULT: EVENT OF DEFAULT. The occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that is likely to become a Default or Event of Default;

           (b) LITIGATION. The commencement of, or any material development in, any litigation, arbitration or proceeding affecting the Company, the REIT, any Management Entity or any Subsidiary (i) in which the amount of damages claimed is $250,000 or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, (iii) in which the relief sought is an injunction or other stay of the performance of any Loan Document or (iv) required to be reported to the SEC pursuant to the Exchange Act;

           (c) ENVIRONMENTAL MATTERS. (i) Any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company, the REIT, any Management Entity or any of their Subsidiaries or any of their Properties pursuant to any Environmental Laws, (ii) all other material Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the Properties of the Company, the REIT, any Management Entity or any of their Subsidiaries that could reasonably be anticipated to cause such Properties (or any portion thereof) to be subject to any material restrictions on ownership, occupancy, transferability or use under any Environmental Laws;

           (d) ERISA. the occurrence of any of the following ERISA events affecting the Company or any member of its Controlled Group, together with a copy of any notice with respect to such event that may be required to be filed with any Governmental Authority and any notice delivered by a Governmental Authority to the Company or any member of its Controlled Group with respect to such event:

                (i) an ERISA Event where the aggregate liability is likely to exceed $500,000;

                (ii)   the adoption of any new Plan that is subject to Title IV
o  ERISA or Section 412 of the Code by any member of the Controlled Group;

                (iii) the adoption of any amendment to a Plan.that is subject to Title IV of ERISA or Section 412 of the Code, if such amendment results in a material increase in benefits or unfunded liabilities; or

                (iv) the commencement of contributions by any member of the Controlled Group to any Plan that is subject to Title IV of ERISA or Section 412 of the Code;

           (e) MATERIAL ADVERSE EFFECTS. The occurrence of any act, omission, change or event which has a Material Adverse Effect subsequent to the date of the most recent audited financial statements of the Company and the REIT delivered to the Agent pursuant to Section 6.01(a);

           (f) EXCLUDED COLLATERAL. The occurrence of any event or circumstance that causes, or is likely to cause, any Borrowing Base Property to be excluded as Collateral pursuant to Section 2.13(b) above;

           (g) MATERIAL TRANSACTIONS. The consummation of any material Investment or Disposition, of any material issuance of Stock of the REIT (other than upon the tender of any Units for redemption or upon the conversion of any shares of the REIT's Class B Common Stock into shares of the REIT's Class A Common Stock) or Units, of any incurrence of material Indebtedness or of any other material transaction entered into, or the commencement of any material Development Activity, by the Company, the REIT, any Management Entity or any of their Subsidiaries;

           (h) FAILURE TO QUALIFY AS A REIT. The failure of the REIT to maintain REIT Status or of Subsidiary of the REIT to maintain its status as a qualified REIT subsidiary under the Code.

           (i) ACCOUNTING CHANGES. Any change in the Company's or the REIT's accounting policies or financial reporting practices;

           (j) LEGAL COMPLIANCE. Any material notice received from any Governmental Authority asserting that any Borrowing Base Property is not in compliance with any Requirements of Law; and

           (k) CROSS-DEFAULT. Any notice received by the Company, the REIT, any Management Entity or any of their Subsidiaries of any default under any Indebtedness or Guaranty Obligation described in Section 8.01(e). Each notice pursuant to this section shall be accompanied by a written statement, signed by at least two (2) Responsible Officers, setting forth details of the occurrence referred to therein and the provisions of this Agreement affected, and stating what action the Company or the REIT proposes to take with respect thereto. Each notice under Section 6.03(a) shall describe with particularity the clause or provision of this Agreement or other Loan Document that has been breached or violated.

     6.04 PRESERVATION OF EXISTENCE. ETC.. The Company shall, and shall cause the REIT, the Management Entities and each of their Subsidiaries to, (a) preserve and maintain in full force and effect its partnership, corporate or other organizational existence and good standing under the laws of its state or jurisdiction of organization, and (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business.

     6.05 MAINTENANCE OF PROPERTY. The Company shall maintain, and shall cause the REIT, the Management Entities and each of their Subsidiaries to maintain, and preserve all of their Properties, including Properties constituting Collateral, in good working order and condition in accordance with the Company's past practices, ordinary wear and tear excepted.

     6.06 INSURANCE. In addition to insurance requirements set forth in the Collateral Documents, the Company shall maintain, and shall cause the REIT, the Management Entities and


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

each of their Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to their Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or a similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance (which amount shall not be reduced in the absence of 30 days' prior notice to the Agent). Upon the request of the Agent, the Company shall furnish such Agent, with sufficient copies for each Bank, at reasonable intervals (but not more than the twice per calendar year) a certificate signed by at least two (2) Responsible Officers (and, if requested by such Agent, any insurance broker of the Company or the REIT) setting forth the nature and extent of all insurance maintained by the Company, the REIT, the Management Entities and each of their Subsidiaries in accordance with this Section 6.06 or any Collateral Documents (and which, in the case of a certificate of a broker, was placed through such broker).

     6.07 PAYMENT OF OBLIGATIONS. The Company shall, and shall cause the REIT, the Management Entities and each of their Subsidiaries to, pay and discharge as the same shall become due and payable and otherwise comply with, all their respective obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its Properties, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Person, (b) all lawful claims which, if unpaid, would by law become a Lien upon its Properties, including Properties constituting Collateral, (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, and (d) all Contractual Obligations.

     6.08 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause the REIT, the Management Entities and each of their Subsidiaries to comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, including, without limitation, all securities laws and regulations.

     6.09 ENVIRONMENTAL LAWS. The Company shall, and shall cause the REIT, the Management Entities and each of their Subsidiaries to, conduct its operations and keep and maintain its Properties in compliance in all material respects with all Environmental Laws. Upon the written request of the Agent or any Bank, the Company shall submit, and cause the REIT, the Management Entities and each of their Subsidiaries to submit, to the Agent and the Banks, at the Company's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to
Section 6.03(c), that could, individually or in the aggregate, result in liability in excess of $250,000.

     6.10 USE OF PROCEEDS. The Company shall use the proceeds of the Revolving Loans solely in accordance with Section 2.01(b) above.

     6.11 MAINTENANCE OF REIT STATUS STOCK EXCHANGE LISTING. The Company shall cause the REIT at all times to maintain its REIT Status and to maintain its common Stock

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

listed on the NYSE, the American Stock Exchange, or Nasdaq Stock Exchange. The Company shall cause each Wholly-Owned Subsidiary to comply with all requirements applicable under the Code to REIT subsidiaries.

     6.12 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Company shall maintain, and shall cause the REIT, the Management Entities and each of their Subsidiaries to maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the Properties and business of the Company, the REIT, the Management Entities and each of their Subsidiaries. The Company shall permit, and shall cause the REIT, the Management Entities and each of their Subsidiaries to permit, representatives of the Agent or any Bank to visit and inspect any of their respective Properties, to conduct audits of the Collateral, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at any time during normal business hours and as often as may be reasonably desired, upon no less than forty-eight (48) hours advance notice to the Company; PROVIDED, HOWEVER, when an Event of Default exists, the Agent or any Bank may visit and inspect at the expense of the Company such Properties at any time during business hours and without advance notice.

     6.13  FURTHER ASSURANCES.

           (a) FULL DISCLOSURE. The Company will ensure that all other written information, exhibits and reports furnished to any Agent or Bank by the Company, the REIT, any Management Entity or any of their Subsidiaries do not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Banks and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

           (b) FURTHER ACTS. Promptly upon request by the Agent or the Requisite Banks, the Company shall (and shall cause the REIT, each Management Entity and each of their Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, deeds of trust, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments that the Agent or such Banks, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Collateral, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Banks the rights

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

granted or now or hereafter intended to be granted under any Loan Document, or any other document executed in connection herewith or therewith.

           (c) ADDITIONAL GUARANTIES. Promptly upon the formation by the REIT of any Wholly-Owned Subsidiary of the REIT, the REIT shall cause such Wholly-Owned Subsidiary to deliver to the Agent for the ratable benefit of the Banks a guaranty of the Obligations in the form attached hereto as EXHIBIT G; provided, however, solely with respect to any such Wholly-Owned Subsidiary that does not own a Borrowing Base Property, such guaranty shall not be required if such Wholly-Owned Subsidiary is prohibited from issuing such guaranty under its then-current financing arrangements.

     6.14 COMMUNICATION WITH ACCOUNTANTS. The Company authorizes the Agent and any Bank to communicate directly with the Company's independent accountants and authorizes such accountants to disclose to such Persons any and all financial statements and other information of any kind, including the substance of any oral information or conversation that such accountants may have with respect to the business, financial condition and other affairs of the Company, as long as, if no Event of Default exists, the party speaking with the Company's independent accountants notifies the Company prior to the initiation of such discussions and a representative of the Company is given an opportunity to participate in such discussions. Company acknowledges that such notification is to be given as a courtesy only, and shall not otherwise interfere with Bank's right to pursue discussions under this Section 6.14.

     6.15 SOLVENCY. The Company shall at all times be, and shall cause the REIT, each Management Entity and each of their Subsidiaries to be, Solvent.

     6.16 COVENANTS RELATING TO BORROWING BASE PROPERTIES. The Company hereby agrees as follows:

           (a) MAINTENANCE. The Company shall maintain each Borrowing Base Property in good order and condition in accordance with the Company's past practices.

           (b) LEASES. The Company shall not enter into any lease of any Borrowing Base Property other than apartment leases or other ordinary course leases consistent with past practice and having terms of less than one (1) year on market terms. The Company shall deliver to the Agent a copy of the standard lease forms utilized for the Borrowing Base Properties from time to time.

           (c) MATERIAL AGREEMENTS. The Company shall obtain the prior written approval of the Agent and the Requisite Banks prior to entering into any reciprocal easement or similar agreement, ground lease or any other material agreement affecting any Borrowing Base Property.

           (d) MANAGEMENT CONTRACTS. The Company shall obtain the prior written approval of the Agent and the Requisite Banks prior to entering into any property management agreement with a Person other than the Company, one of the Management Entities, or any of their Subsidiaries, or replacing the property manager for any Borrowing Base Property


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

with a Person other than the Company, one of the Management Entities, or any of their Subsidiaries. The Company shall cause all property management contracts affecting Borrowing Base Properties to permit termination of the manager (whether such manager is one of the Management Entities or otherwise) by the owner within thirty days' written notice, without penalty, and the Company shall not permit the management fee payable under any such property management agreement to exceed three percent (3%) of gross receipts &om such property per fiscal year.

           (e) CONNSTRUCTION. The Company shall obtain the prior written approval of the Agent and the Requisite Banks prior to entering into any major construction or renovation affecting a Borrowing Base Property and shall discharge all mechanic's liens resulting &om any such construction or renovation.

           (f) LIENS. The Company shall keep each Borrowing Base Property at all times free and clear of all Liens (unless such Liens are bonded and thereby released of record in a manner satisfactory to the Agent), except for Permitted Exceptions or other matters approved by the Agent and the Requisite Banks.

     6.17 FOREIGN QUALIFICATION. No later than 20 days after the Effective Date, the Company shall cause each of the Persons listed on SCHEDULE 5.01 to be duly qualified as a foreign corporation, partnership, trust or other organization, and licensed and in good standing under the laws of the those jurisdictions where its ownership, lease or operation of its Properties or the conduct of its business requires such qualification and where such Person is not, as of the Effective Date, currently so qualified, licensed, or in good standing.

                                  ARTICLE VII

                              NEGATIVE COVENANTS

     The Company hereby covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Requisite Banks waive compliance in writing:

     7.01 LIENS. Neither the Company, nor the REIT, nor any Management Entity, nor any of their Subsidiaries shall, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

           (a) EXISTING LIENS. Liens (other than Liens on the Collateral except in favor of the Agent for the ratable benefit of the Banks) on the Properties of the Company or its Subsidiaries securing Indebtedness described in SCHEDULE 7.02 or any refinancing thereof permitted under Section 7.02(a) below;

           (b) LOAN AND BRIDGE LOAN DOCUMENTS LIENS. Liens created under any Loan Document or created pursuant to the Bridge Loan Agreement;

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

           (c) TAX LIENS. Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07, provided that no Notice of Lien has been filed or recorded;

           (d) BANKER'S LIENS. Liens arising solely by virtue of any statutory or common-law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the depositor to provide collateral to the depository institution;

           (e) OTHER STATUTORY LIENS. Carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the Ordinary Course of Business, against Properties other than the Borrowing Base Properties, which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto;

           (f) EMPLOYMENT-RELATED LIENS. Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other social security legislation;

           (g) JUDGMENT LIENS. Liens against Properties other than the Borrowing Base Properties consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed or bonded;

           (h) EASEMENTS, ETCC. Liens against Properties other than the Borrowing Base Properties consisting of easements, rights-of-way, restrictions and other similar title exceptions incurred in the Ordinary Course of Business which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the businesses of the Company, the REIT and the Subsidiaries; and

           (i) LIENS SECURING FINANCING. Liens on real and personal properties not constituting Collateral securing Indebtedness permitted under
Section 7.02(f) and (g) below.

Notwithstanding anything to the contrary set forth herein, in no event shall the Company, the REIT or any of their respective Subsidiaries enter into any Disposition of or grant or suffer or permit to exist any Lien on any of their respective ownership interests in the Company, GP Corp, LP Corp, DE Sub, the Finance Subsidiary, HomeCorp or any of their other Subsidiaries, except in favor of the Agent for the ratable benefit of the Banks pursuant to the Equity Interests Pledge Agreements or pursuant to the Bridge Loan Agreement.

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

     7.02 INDEBTEDNESS. Neither the Company, nor the REIT, nor any Management Entity, nor any of their Subsidiaries shall create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness except the following ("Permitted Indebtedness"):

           (a) EXISTING INDEHTEDNESS. Indebtedness of the Company and its Subsidiaries outstanding on the Closing Date described in SCHEDULE 7.02 and any refinancing of the Indebtedness described therein provided such refinancing (i) is in a principal amount which does not exceed the principal amount of the existing Indebtedness being refinanced thereby; (ii) is at a fixed rate of interest; and (iii) provides for "mortgage-style" amortization of the principal balance thereof over a term not to exceed twenty (20) years &am the origination thereof in equal monthly payments of principal and interest;

           (b) INDEBTNESS UNDER THIS AGGREEMENT AND UNDER BRIDGE LOAN AGREEMENT. Indebtedness incurred pursuant to this Agreement or pursuant to the Bridge Loan Agreement;

           (c) ACCOUNTS PAYABLE. Accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the Ordinary Course of Business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

           (d) CONTINGENT OBLIGATIONS. Indebtedness consisting of Contingent Obligations permitted by Section 7.03;

           (e) INTRA-COMPANY DEBT. Subject to Section 7.08, Intra-Company Debt, provided that the obligor and obligee thereof have subordinated the repayment thereof to the repayment of the Obligations pursuant to a subordination agreement in form and substance approved by the Requisite Banks; and

           (f) ADDITIONAL INDEBTEDNESS. Indebtedness of the Company or a Subsidiary of the Company that does not own any Borrowing Base Properties for borrowed money which (i) is not secured by the Collateral; (ii) is on such terms and in such amount that, upon the incurrence of such Indebtedness, the Company will be in compliance with the terms of Section 7.16 below; and (iii) if such Indebtedness is not secured directly or indirectly by real property, is outstanding only during periods in which no amounts are due under the Bridge Loan Agreement; provided however, to the extent any such Indebtedness is for borrowed money owed to an Affiliate of the Company (but is not otherwise subject to Section 7.02(e) hereof), the obligor and obligee thereof shall have subordinated the repayment thereof to the repayment of the Obligations pursuant to a subordination agreement in form and substance approved by the Requisite Banks; provided further that any such subordination agreement shall permit, so long as no Default or Event of Default exists, payments under such Indebtedness to be made &am any Subsidiaries to the REIT or the Company or any Subsidiary; and


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           (g)  REIT INDEBTEDNESS.  Indebtedness of the REIT which (i) is not secured by the Collateral; (ii) is on such terms and in such amount that, upon the incurrence of such Indebtedness, the Company will be in compliance with the terms of Section 7.16 below; and (iii) is outstanding only during periods in which no amounts are due under the Bridge Loan Agreement.

     Nothing contained in this Section 7.02 shall be deemed to excuse any lack of compliance by Company, the REIT, or any Subsidiary with the terms of Section
7.16 below.

     7.03 CONTINGENT OBLIGATIONS. Neither the Company, nor the REIT, nor any of their Subsidiaries shall create, incur, assume or suffer to exist any Contingent Obligations except:

           (a) ORDINAY COURSE ENDORSEMENTS. Endorsements for collection or deposit in the Ordinary Course of Business;

           (b) RATE CONTRACT. Unsecured Rate Contracts entered into by the Company with respect to variable rate Indebtedness permitted hereunder; and

           (c) LETTER OF CREDIT REIMBURSEMENT OBLIGATIONS. Reimbursement obligations of the Company or of Subsidiaries that do not own Borrowing Base Properties under letters of credit provided that such obligations (i) are not secured by the Collateral and (ii) are on such terms and in such amount that, upon the incurrence of such obligations and assuming that all conditions for drawing on such letters of credit have been complied with, the Company will be in compliance with the terms of Section 7.16 below.

     7.04 LEASE OBLIGATIONS. Neither the Company, nor the REIT, nor any of their Subsidiaries shall create or suffer to exist any obligations for the payment of rent for any Property under a lease or agreement to lease that is not a Capital Lease, except for:

           (a) EXISTING LEASES. Leases in existence on the Closing Date (and any renewal, extension or refinancing thereof); or

           (b) ORDINARY COURSE LEASES. Leases entered into after the Closing Date in the Ordinary Course of Business and at market rates and terms.

     7.05 DISPOSITION OF PROPERTIES. Neither the Company, nor the REIT, nor any of their Subsidiaries shall, directly or indirectly, (a) make any Disposition of any Borrowing Base Property, or enter into any agreement to do so, provided, however, so long as no Default or Event of Default is then continuing, the Company shall have the right to sell or refinance a Borrowing Base Property (i) on or before the Conversion Date by paying to the Agent for distribution to the Banks an amount equal to the amount which would be required to be paid to the Banks so that the Outstanding Amount of the Revolving Loan immediately after such sale or refinance would not exceed the Revolving Loan Borrowing Base (calculated without including the Borrowing Base Property so sold or refinanced as one of the Borrowing Base Properties), and upon receipt of such payment, the Agent shall release such Borrowing Base Property as Collateral hereunder, and (ii) following the Conversion Date by paying to the Agent for distribution to the Banks an


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

amount equal to the greater of the Term Loan Amount for such Borrowing Base Property or the amount which would be required to be paid to the Banks so that the Outstanding Amount of the Term Loan immediately after such sale or refinance would not exceed the Term Loan Borrowing Base (calculated without including the Borrowing Base Property so sold or refinanced as one of the Borrowing Base Properties), and upon receipt of such payment, the Agent shall release such Borrowing Base Property as Collateral hereunder, (b) make any Disposition of its interest in any Management Entity, or enter into any agreement to do so, or (c) make any Disposition of any other Property, or enter into any agreement to do so, unless in the case of this clause (c) such Disposition is at fair market value, and at the time of the Disposition no Event of Default exists.

     7.06 CONSOLIDATIONS AND MERGERS. Neither the Company, nor the REIT, nor any of their Subsidiaries shall merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Properties (whether now owned or hereafter acquired) to or in favor of any Person; provided, however, that Subsidiaries of the Company or of the REIT may merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of any of their Properties (whether now owned or hereafter acquired) to or in favor of the Company or another Subsidiary of the Company or of the REIT, and Subsidiaries of the REIT may merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of any of their Properties (whether now owned or hereafter acquired) to or in favor of the REIT; and provided further, that notwithstanding the foregoing PROVISO, a Subsidiary of the REIT or of the Company shall not merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Properties (whether now owned or hereafter acquired) to or in favor of another Subsidiary of the REIT or of the Company if it would result in a violation of any covenant in this Agreement.

     7.07  LIQUIDATIONS; CHANGES IN STRUCTURE; NEW SUBSIDIARIERS.

           (a)  Except for issuances of the REIT's Stock, or as permitted under
Section 7.06, neither the Company, nor the REIT, nor any Management Entity, nor any of their Subsidiaries shall liquidate, wind-up or dissolve, or make any changes in its equity capital structure (including changes in the terms of the REIT's outstanding Stock), or amend its Organizational Documents in any material respect; provided however, that any such Subsidiary may change its equity capital structure so long as immediately following any such change, the Company, either directly or indirectly, owns at least 98% of the partnership or other equity interest in such Subsidiary, the REIT, either directly or indirectly, owns not more than 2% of the partnership or other equity interest in such Subsidiary, no Person other than the Company or the REIT, directly or indirectly, owns any partnership or other equity interest in such Subsidiary; and any such Subsidiary other than one that owns a Borrowing Base Property or any equity interest in an owner thereof may be liquidated.

           (b) Neither the REIT nor any Subsidiary shall issue any preferred Stock; provided however, the REIT or any Subsidiary may issue preferred Stock provided that:

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

(i) such Stock has no mandatory redemption feature, has no redemption feature which is exercisable at the option of the holder thereof, and if such Stock has any redemption feature which is exercisable at the option of the issuer thereof, the issuance thereof and the exercise of any such rights shall have been approved by the Banks in writing prior thereto; and (ii) any distributions with respect thereto shall comply with the provisions of this Agreement (including, without limitation, Section 7.09).

           (c) Neither the Company, nor the REIT, nor any Management Entity, nor any of their Subsidiaries shall acquire, form or enter into any agreement to acquire or form any new Subsidiary after the Effective Date unless such new Subsidiary (and the Company, the REIT or any Subsidiary thereof in relation thereto) shall be in compliance with the following requirements: (i) the Company shall disclose to the Agent the identity, organizational and capital structure and other information reasonably requested by the Agent concerning such Subsidiary to the Agent in writing within 30 days of any such acquisition or formation; (ii) such Subsidiary shall own no assets other than in full compliance with Section 7.08 hereof; and (iii) the nature and structure of the ownership interests of the Company, the REIT or such other Subsidiary in such new Subsidiary, their respective liabilities in connection with such new Subsidiary and the capital structure of such new Subsidiary (including, without limitation, the structure and terms of any Intra-Company Debt incurred in connection with the capitalization of such new Subsidiary) shall not be materially and adversely different (as determined by the Requisite Banks in their sole discretion) from the nature and structure of the ownership interests of the Company, the REIT and their Respective Subsidiaries in, or liabilities of the Company, the REIT and their respective Subsidiaries in connection with, and capital structure of, those Subsidiaries of the Company and the REIT as of the Effective Date.

           (d) Subject to 7.08(a)(iii), with respect to any Subsidiary of the Company or any Subsidiary of the REIT (other than the Company), and whether such Subsidiaries are existing on the Closing Date or newly acquired or formed pursuant to Section 7.07(c), the Company shall own, either directly or indirectly, not less than a 98% partnership or other equity interest in any such Subsidiary; the REIT shall own, directly or indirectly, not more than a 2% partnership or other equity interest in any such Subsidiary (provided, however, that the REIT may own one hundred percent (100%) of the Stock in a Subsidiary if the sole assets of such Subsidiary are ownership interests in other Subsidiaries in the compliance with the other provisions of this Section 7.07(d)); no Person other than the Company or the REIT, directly or indirectly, shall own any partnership or other equity interest in any such Subsidiary; and such Subsidiary owning one or more Borrowing Base Properties shall have delivered a guaranty of the Obligations to the Agent in form and substance acceptable thereto at such time as any of the Borrowing Base Properties owned by such Subsidiary are accepted into the Borrowing Base under Section 2.13 hereof. With respect to any Management Entity, whether existing on the Closing Date or newly formed or acquired pursuant to Section 7.07(c), the Company shall own, either directly or indirectly, no less than 95% of the interests in the profits and capital of any such Management Entity.

           (e) Notwithstanding anything to the contrary contained in Section 7.07(d), the Agent and Banks acknowledge and agree (i) that the partnership interests in

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Somerset, Utah L.P., a Colorado limited partnership ("Somerset L.P."), are not owned 98% either directly or indirectly by the Company, and 2% either directly or indirectly by the REIT, (ii) that notwithstanding such ownership of Somerset L.P., so long as the Company owns, either directly or indirectly, no less than 76% of the partnership interest therein and the REIT owns, either directly or indirectly, no more than 24% of the partnership interest therein, the Property owned by Somerset L.P. on the date hereof shall be eligible for inclusion as a Borrowing Base Property if accepted by the Banks pursuant to the terms of this Agreement and the Company shall not be deemed to be in violation of this Agreement as a result of such ownership of Somerset L.P.

           (f) For purposes of determining compliance with the ownership percentages of any Subsidiary under Sections 7.07(a) or 7.07(d), the ownership interest of the REIT in the Company shall not be included in calculating the REIT's ownership interest in such Subsidiary.

     7.08 CHANGES IN BUSINESS; INVESTMENTS PAYMENTS ON DEMAND; INTRA-COMPANY DEBT; MATERIAL ORGANIZATIONAL CHANGES.

           (a) Neither the Company, nor the REIT, nor any Management Entity, nor any of their Subsidiaries shall directly or indirectly own or acquire any assets or make any Investments (including, without limitation, loans, partnership or joint venture interests, investments in subsidiaries or other corporations, trusts or entities (including, without limitation, interests in the Management Entities)) other than:

                (i)     cash and Cash Equivalents;

                (ii) the ownership by the Company and Wholly-Owned Subsidiaries of multi-family apartment projects in fee simple;

                (iii) the ownership by the Company, the REIT and their Subsidiaries of ownership interests in (a) the Subsidiaries described in
SCHEDULE 5.07 and the Subsidiaries formed or acquired pursuant to this Agreement, provided in each case the same are engaged in the business of owning and operating apartment projects in accordance with the Company's past practices, and (b) the Management Entities, provided the same are engaged in the management of multi-family apartment projects and other real estate projects in accordance with the Company's past practices;

                (iv) the ownership or origination by the Company or any Subsidiary of mortage loans, land, real estate development projects and improved real property other than apartment projects, and non-controlling interests in partnerships or joint ventures which own multi-family apartment projects, provided that the aggregate Carrying Value such interests of the Company and its Subsidiaries described in this clause (iv) shall not at any time exceed ten percent (10%) of the Carrying Value of all assets owned by the Company, the REIT, and their Subsidiaries (exclusive of the 20% Carrying Value limitation referred to in Section 7.08(a)(ix)), and provided further than no such partnerships or joint ventures may own any Borrowing Base Properties;

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                (v)     the ownership by the REIT of (a) its interest in the
Company, and (b) 100% of the Stock of Wholly-Owned Subsidiaries which are in compliance with this Agreement and the ownership by Wholly-Owned Subsidiaries of the REIT of Stock in Subsidiaries in which the Company, directly or indirectly, holds all other Stock or equity interests in compliance with
Section 7.07(d);

                (vi) the ownership by the REIT or its Wholly-Owned Subsidiaries of assets (other than as described in Section 7.08(a)(v)) having a Carrying Value not to exceed $25,000,000 in the aggregate at any one time;

                (vii) the ownership by the Company of the promissory notes of Subsidiaries assigned to the Company and described on SCHEDULE 7.02 attached hereto;

                (viii) the formation or acquisition of Subsidiaries by the Company, the REIT or any of their Subsidiaries in accordance with Sections 7.07(c) and (d) hereof; and

                (ix) cash investments in controlling interests in partnerships or joint ventures which own multi-family apartment projects and which do not comply with the ownership requirements of Section 7.07(d), provided that the aggregate Carrying Value of such interests of the Company and its Subsidiaries described in this clause (ix) shall not at any time exceed twenty percent (20%) of the Carrying Value of all assets owned by the Company, the REIT, and their Subsidiaries (exclusive of the 10% Carrying Value limitation referred to in Section 7.08(a)(iv)), and provided further than no such partnerships or joint ventures may own any Borrowing Base Properties.

           (b) If amounts are then outstanding under the Revolving Facility, under no circumstances shall the REIT or the Company permit any Subsidiary to make a demand under any Intra-Company Debt which is payable upon demand at any time prior to the Revolving Facility Maturity Date in an amount which exceeds the amount then available to be drawn as a Revolving Loan pursuant to Section 2.01(b); nor shall the REIT or the Company permit any Subsidiary to make a demand under any Intra-Company Debt which is payable upon demand at any time after the Conversion Date; nor shall the REIT or the Company otherwise cause or permit the REIT to make any further Investment (other than the contribution of Intra-Company Debt payable by the REIT, the Company, or any of their Subsidiaries) in any Wholly-Owned Subsidiary of the REIT without the Agent's prior written consent, nor permit any payment to be made with respect to Intra-Company Debt while any Event of Default is continuing.

           (c) In addition, in no event shall the Company cause or permit any change in the organizational structure of the Company, the REIT or any of their respective Subsidiaries from that which is reflected in the Organizational Chart which is, in the sole opinion of the Requisite Banks, material and adverse, without the prior written consent of the Bank, except for mergers permitted under Section 7.06, and changes in the equity structure of Subsidiaries and the formation or acquisition of Subsidiaries in accordance with Section 7.07 hereof.

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     7.09  RESTRICTED PAYMENTS.  Neither the Company, nor the REIT, shall declare or make, nor permit any of their respective Subsidiaries to declare or make, any distribution (including, without limitation, to the GP Corp, LP Corp or the REIT) of any Properties, including cash, rights, obligations or partnership interest or units on account of any partnership interest or units or stock, or purchase, redeem or otherwise acquire for value any of its partnership interests or units or stock, now or hereafter outstanding, or lend or advance any funds to GP Corp, LP Corp or the REIT (all of the foregoing, collectively, "distributions"), except (a) for the exchange of common Stock of the REIT for Units; (b) that if no Default or Event of Default exists under
Section 8.01(a) or under Section 8.01(c) as a result of a breach of Section 7.16, the REIT, the Company and all such Subsidiaries may make distributions during any twelve (12) month period in an amount in the aggregate which, in addition to any distributions described in clause (c) below, is not greater than 85% of Funds From Operations for such period; and (c) for intra-company distributions by Subsidiaries to the Company or the REIT, and by the Company to the REIT.

     7.10 TRANSACTIONS WITH AFFILIATES. Neither the Company, nor the REIT, nor any Management Entity, nor any of their Subsidiaries shall enter into any transaction with any Affiliate of the Company or of any such Person, except (a) as expressly permitted by this Agreement, or (b) in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of the Company or such Person; in each case (a) and (b), upon fair and reasonable terms no less favorable to such Person than would obtain in a comparable arm's-length transaction with a Person not such an Affiliate.

     7.11 SPECIAL COVENANTS RELATING TO THE REIT. The REIT shall not, nor shall the Company cause or permit the REIT to:

           (a) Make any disposition of or encumber, pledge or hypothecate, whether directly or indirectly, all or any portion of its interest in the Company or any Wholly-Owned Subsidiary of the REIT at any time or any rights to distributions or dividends therefrom other than to the Company or a Wholly-Owned Subsidiary;

           (b) At any time fail to own, either directly or through one or more Wholly-Owned Subsidiaries of the REIT, more than 50% of the partnership interests in the Company;

           (c) Fail for any reason whatsoever, whether voluntarily or involuntarily, (i) to be the sole shareholder of any Wholly-Owned Subsidiary of the REIT at any time, or (ii) either directly or through one or more Wholly-Owned Subsidiaries of the REIT, to be the sole general partner of the Company at any time;

           (d) Use Net Issuance Proceeds for any purpose other than to make capital contributions to GP Corp and LP Corp immediately upon the receipt thereof by the REIT for immediate contribution thereof to the Company or to repay Permitted Indebtedness;

           (e) Cease to have its Common Stock listed on the NYSE, the American Stock Exchange, or the Nasdaq Stock Exchange; or

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           (f)  Cease to have REIT status or fail to comply with the
requirements of the Code relating to qualified REIT subsidiaries in respect of its ownership of any Subsidiary of the REIT to the extent required under the Code.

     7.12 USE OF PROCEEDS. The Company shall not use any portion of the Loan proceeds, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act, or (e) for any purpose other than those permitted by Section 6.10.

     7.13 TAXATION OF THE COMPANY. Each of the Company, Finance Subsidiary and AIMCO Holdings shall at all times be taxed as a partnership under the Code and not as an association taxable as a corporation.

     7.14 ERISA. The Company shall not and shall not permit the REIT, or any of their Subsidiaries to, (a) terminate any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the Agent) liability to the Company or any ERISA Affiliate (i.e., $500,000 or more), (b) permit to exist any ERISA Event or any other event or condition, which presents the risk of a material (in the opinion of the Agent) liability to any member of the Controlled Group, (c) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) &om any Multiemployer Plan so as to result in any material (in the opinion of the Agent) liability to the Company or any ERISA Affiliate, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material (in the opinion of the Agent) liability to any member of the Controlled Group, or (e) permit the present value of all nonforfeitable accrued benefits under any Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially (in the opinion of the Agent) to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

     7.15 PREPAYMENTS. Neither the REIT nor the Company nor any Subsidiary shall, while the Term Loan is outstanding, prepay any Indebtedness other than the Term Loan; provided, however, a prepayment of Indebtedness shall be permitted in connection with the refinancing thereof so long as the maximum principal amount of the loan so used to prepay any such Indebtedness does not exceed the amount of such Indebtedness being prepaid.

     7.16  FINANCIAL COVENANTS.

           (a) The Company shall not permit the Net Worth of the REIT and its Subsidiaries on a consolidated basis to be less than $200,000,000 at any time.

           (b) The Company shall not permit the ratio of Total Indebtedness to Gross Asset Value to exceed 0.60-to-1.00 at any time.

           (c) The Company shall not permit the Interest Coverage Ratio computed for any fiscal quarter or year to be less than 2.00-to-1.00.

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           (d)  The Company shall not permit the Debt Service Coverage Ratio computed for any fiscal quarter or year to be less than 1.80-to-1.00.

           (e) The Company will ensure that at all times during which any outstanding balance exists under the Bridge Loan Agreement, an aggregate amount of $2,500,000 will (i) remain undrawn under this Agreement but available for borrowing hereunder; or (ii) be held by the Company in the form of Cash Equivalents not subject to any Lien.

     7.17 ACCOUNTING CHANGES. Neither the Company nor the REIT shall make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year.

     7.18 MANAGEMENT. Neither of the Executive Officers shall cease for any reason (including death or disability) to be active on a full time, continuous basis in the senior management of Company and the REIT with responsibilities comparable to their positions on the Effective Date pursuant to written employment contracts having termination dates no earlier than two (2) years after the Closing Date unless the Company shall have obtained, within one hundred twenty (120) days after such cessation, the approval of Bank to additional executives, such that the remaining and new management executives, as a group, have substantial and sufficient knowledge, experience and capabilities in the management of a publicly-held company engaged in the operation of a multi-asset real estate business of the type engaged in by the Company and the REIT.

     7.19 TRANSFERS OF NON-OWNED INTERESTS IN THE MANAGEMENT ENTITIES. In no event shall all or any portion of the interests in the Management Entities or any rights therein held by Persons other than the Company be sold, transferred, encumbered, hypothecated, voluntarily or involuntarily, without the prior written consent of the Requisite Banks, except for transfers by Executive Officers resulting from the death or disability of any such Executive Officer or occurring after such Executive Officer is no longer an employee of the Company, the REIT, or any of their Subsidiaries.

     7.20 SPECIAL COVENANTS RELATING TO GP CORP, LP CORP, DE SUB, AND HOMECORP AND OTHER SUBSIDIARIES. Neither the Company nor the REIT shall cause or permit any Subsidiary of the Company or the REIT to:

           (a) Except in accordance with Section 7.07, make any disposition of or encumber, pledge or hypothecate, whether directly or indirectly, all or any portion of its interest in the Company or any other Subsidiary or any rights to distributions or dividends therefrom;

           (b) Fail for any reason whatsoever, whether voluntarily or involuntarily, to be the sole general partner (in the case of GP Corp) or a limited partner (in the case of LP Corp) of the Company, or the sole general partner (in the case of DE Sub) or a limited partner (in the case of HomeCorp) of the Finance Subsidiary; or

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           (c)  In the case of GP Corp and LP Corp, use any Net Issuance
Proceeds received &om the REIT for any purpose other than to make capital contributions to Company immediately upon the receipt thereof.

                                  ARTICLE VIII

                                EVENTS QF DEFAULT

     8.01 EVENT OF DEFAULT. Any of the following shall constitute an "Event of Default":

           (a) NON-PAYMENT. The Company, the REIT, or any Subsidiary shall fail to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same shall become due, any amount of interest on any Loan or any fee or other amount payable hereunder or pursuant to any other Loan Document; or

           (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Company, the REIT, any Management Entity or any Subsidiary made or deemed made herein, in any Loan Document, or in any certificate, document or financial or other statement by the Company, the REIT, any Management Entity or any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

           (c) SPECIFIC DEFAULTS. The Company shall fail to perform or observe any term, covenant or agreement contained in Section 2.13, or Section 6.06, Section 6.10, Section 6.11 and/or in Article VII (other than those sections of Article VII specified in Section 8.01(d)); provided that, in the case of a violation by the Company of the terms governing the maximum amount of distributions during any twelve (12)-month period set forth in Section 7.09(b), such failure shall not constitute an Event of Default if, by the end of the third month after such twelve (12)-month period, the Company is no longer in violation of such Section, so long as no distributions were made during such twelve (12)-month period in violation of the provisions of Section 7.09(b) which prohibit distributions while certain Defaults or Events of Default exist; or

           (d) OTHER DEFAULTS. The Company, the REIT, or any of their Subsidiaries shall fail to perform or observe any term or covenant contained in Sections 7.07, 7.08, 7.11, and 7.20 and any other term or covenant contained in this Agreement or any Loan Document, and such default shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer knew or received written notice of such failure or (ii) the date upon which written notice thereof is given to the Company by any Agent or Bank; or

           (e) CROSS-DEFAULt. (i) The Company, the REIT, or any of their Subsidiaries shall fail, after any applicable cure period, (a) to make any payment (and which uncured failure to pay is continuing) in respect of any Indebtedness or Guaranty Obligation when due which in the aggregate exceeds $500,000 (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) other than a payment with respect to Intra-


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Company Debt where the obligee has not commenced pursuing its remedies; or (b)
to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Guaranty Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; or (c) to perform or observe any condition or covenant of the Intra-Company Loan Subordination Agreement, or any other event shall occur or condition exist under the Intra-Company Loan Subordination Agreement, if the effect of such failure, event or condition is to cause a default thereunder (it being understood that, for purposes of clauses (a) and (3) above, no failure by the REIT to pay or perform any obligation with respect to an Intra-Company Loan shall be deemed a breach or default hereunder if such failure to pay or perform is in compliance with the Intra-Company Loan Subordination Agreement); or (ii) an "Event of Default" (as such term is defined in the Bridge Loan Agreement) occurs and is continuing; or

           (f) BANKRUPTCY OR INSOLVENCY. The Company, the REIT, or any of their Subsidiaries shall (i) become insolvent, or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily cease to conduct its business in the ordinary course; (iii) commence any Insolvency Proceeding with respect to itself; or (iv) take any action to effectuate or authorize any of the foregoing; or

           (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding shall be commenced or filed against the Company, the REIT, or any of their Subsidiaries, or any writ, judgment, warrant of attachment, execution or similar process, shall be issued or levied against a substantial part of such Person's Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) the Company, the REIT, or any of their Subsidiaries shall admit the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company, the REIT, or any of their Subsidiaries shall acquiesce in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

           (h) ERISA. (i) A member of the Controlled Group shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under a Multiemployer Plan;
(ii) the Company or an ERISA Affiliate shall fail to satisfy its contribution requirements under Section 412(c)(11) of the Code, whether or not it has sought a waiver under Section 412(d) of the Code; (iii) in the case of an ERISA Event involving the withdrawal from a Plan of the Company or any ERISA Affiliate which is a "substantial employer" (as defined in Section 4001(a)(2) or Section 4062(e) of ERISA), the withdrawing employer's proportionate share of that Plan's Unfunded Pension


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Liabilities is more than $500,000; (iv) in the case of an ERISA Event involving the complete or partial withdrawal of the Company or an ERISA Affiliate &om a Multiemployer Plan, the withdrawing employer has incurred a withdrawal liability in an aggregate amount exceeding $500,000; (v) in the case of an ERISA Event not described in clause (iii) or (iv), the Unfunded Pension Liabilities of the relevant Plan or Plans exceed 3500,000; (vi) a Plan that is intended to be qualified under Section 401(a) of the Code shall lose its qualification, and the loss can reasonably be expected to impose on members of the Controlled Group liability (for additional taxes, to Plan participants, or otherwise) in the aggregate amount of $500,000 or more; (vii) the commencement or increase of contributions to, or the adoption of or the amendment of a Plan by, a member of the Controlled Group shall result in a net increase in unfunded liabilities to the Controlled Group in excess of $500,000; (viii) any member of the Controlled Group engages in or otherwise becomes liable for a non-exempt prohibited transaction and the initial tax or additional tax under section 4975 of the Code relating thereto might reasonably be expected to exceed $500,000;
(ix) a violation of section 404 or 405 of ERISA or the exclusive benefit rule under section 401(a) of the Code if such violation might reasonably be expected to expose a member or members of the Controlled Group to monetary liability in excess of $500,000; (x) any member of the Controlled Group is assessed a tax under section 4980B of the Code in excess of $500,000; or (xi) the occurrence of any combination of events listed in clauses (iii) through (x) that involves a potential liability, net increase in aggregate Unfunded Pension Liabilities, unfunded liabilities, or any combination thereof, in excess of $500,000.

           (i) MONETARY JUDGMENTS. One or more final (non-interlocutory) judgments, orders or decrees shall be entered against the Company, the REIT, or any of their Subsidiaries involving in the aggregate a liability (not fully covered by insurance) as to any single or related series of transactions, incidents or conditions, of $1,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof; or

           (j) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree shall be rendered against the Company, the REIT, or any of their Subsidiaries that has or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

           (k)  COLLATERAL AND GUARANTY DOCUMENTS.

                (i) Any provision of any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable against the Company or other Person party thereto (except to the extent that the same results solely from an act or omission of the Agent or the Banks), or the Company or such Person shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

                (ii) Any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby, or such security interest shall for any reason cease to be a perfected and

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first-priority security interest subject only to Permitted Liens except for releases of Collateral permitted by this Agreement; or

                (iii) Any party to a Collateral Document (other than the Agent or Banks) shall fail to perform or observe any term or covenant contained in such Collateral Document, and such failure shall continue unremedied for a period of 20 days after the earlier of (a) the date upon which a Responsible Officer knew or received written notice of such failure or (b) the date upon which written notice thereof is given to the Company by the Agent, or any other event or condition shall occur or exist under a Collateral Document that constitutes an "Event of Default" as defined therein; or

                (iv) The REIT (or any Subsidiary party thereto) shall fail to perform or observe (a) any term, covenant or agreement in Section 1, 9, or 12(a) through (g), inclusive, of the guaranty in the REIT Guaranty Documents or incorporated from Sections 6.06, 6.10 and 6.11 and Article VII of the Credit Agreement into Section 12(h) of such guaranty, or (b) any other term, covenant or agreement in the REIT Guaranty Documents, and such failure shall continue unremedied for a period of 20 days after the earlier of 0) the date upon which a Responsible Officer knew or received written notice of such failure or gI) the date upon which written notice thereof is given to the Company or the REIT (or any Subsidiary party thereto) by the Agent; or the REIT Guaranty Documents shall for any reason be partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise cease to be in full force and effect; or the REIT (or any Subsidiary party thereto) shall contest in any manner the validity or enforceability thereof or deny that the REIT (or any Subsidiary party thereto) has any further liability or obligation thereunder.

           (l) MATERIAL ADVERSE EFFECT. There shall occur any act, omission, change, occurrence or event which has a Material Adverse Effect; or

           (m) OWNERSHIP. (i) Any Person, or a group of related Persons, shall acquire (a) beneficial ownership of in excess of 50% of the outstanding voting Stock of the REIT or other voting interest having ordinary voting power to elect a majority of the directors, managers or trustees of the REIT (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) or (b) all or substantially all of the Properties of the Company or the REIT, or (ii) a majority of the Board of Directors of the REIT, at any time, shall be composed of Persons other than (a) Persons who were members of the Board of Directors on the date of this Agreement, or (b) Persons who subsequently become members of the Board of Directors and who either (x) are appointed or recommended for election with the affirmative vote of a majority of the directors in office as of the date of this Agreement or (y) are appointed or recommended for election with the affirmative vote of a majority of the Board of Directors of the REIT then in office; or

           (n) MATERIAL LICENSES OR PERMITS. The Company, the REIT, or any of their Subsidiaries shall lose, through suspension, termination, impoundment, revocation, failure to renew or otherwise, any material license or permit; or


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           (o)  ENVIROMENTAL LIENS.  The Company, the REIT, or any of their
Subsidiaries or any of their respective properties shall become subject to one or more Liens for costs or damages in excess of $1,000,000 individually or in the aggregate under any Environmental Law and such Liens shall remain in place for thirty (30) days after the creation thereof, or any Borrowing Base Property shall become subject to one or more Liens in any amount under any Environmental Law and such Liens shall remain in place for thirty (30) days after the creation thereof; or

           (p) INTRA-COMPANY DEBT. If at any time the Company, the REIT, or any Wholly-Owned Subsidiary is not the holder of any Intra-Company Debt; or if any modification or amendment with respect to the payment terms of any Intra-Company Debt is entered into without the Bank's prior written consent; or if at any time prior to the Revolving Facility Maturity Date, the holder of any Intra-Company Debt demands any payment thereon that is not available to be funded or is not actually funded by a Revolving Loan hereunder; or if, at any time after the Conversion Date, the holder of any Intra-Company Debt demands any payment whatsoever thereon; or

           (q) PREFERRED STOCK. If at any time there shall occur any event which would permit the holders of any class of preferred Stock of the REIT to elect more than one director to the Board of Directors of the REIT.

     8.02  REMEDIES.

           If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Requisite Banks:

           (a) TERMINATION OF COMMITMENT. Declare the Commitment of each Bank to make Loans to be terminated, whereupon such Commitments shall forthwith be terminated;

           (b) ACCELERATION. Declare (i) the unpaid principal amount of all outstanding Loans and all interest accrued and unpaid thereon, and (ii) all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived;

           (c) OBLIGATIONS UNDER LETTER OF CREDIT. Declare forthwith due and payable all obligations of the Company with respect to the Letters of Credit, including, without limitation, all unreimbursed drawings under the Letters of Credit and the aggregate contingent obligation of the Company to reimburse Agent and Banks for the available amount which could at any time be drawn under the Letters of Credit (even if such amount is not then able to be drawn pursuant to the terms of the Letters of Credit), without presentment, demand, protest, notice of dishonor, notice of intent to demand or to accelerate payment, notice of acceleration or notice of any other kind, all of which are hereby expressly waived, and upon such declaration the same shall become immediately due and payable, and Agent (upon the request or with the consent of Requisite Banks) may enforce all obligations of the Company with respect to the


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Letters of Credit to Agent and the Banks under the Loan Documents and exercise any and all other remedies granted to Agent and the Banks at law, in equity or otherwise. In addition, Agent (upon the request or with the consent of Requisite Banks) may: (i) exercise any remedy available to Agent or the Banks under any Loan Document; and/or (ii) take whatever action at law or in equity may appear necessary or appropriate to collect any amount due or thereafter to become due or to enforce performance and observance of all Obligations of the Company with respect to the Letters of Credit. Any amounts delivered by the Company on account of the aggregate contingent obligation of Account Party to reimburse Banks for the available amount which could at any time be drawn under the Letters of Credit shall be held by the Agent as cash collateral for the Obligations with respect to the Letters of Credit; and

           (d) OTHER REMEDIES. Exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law; PROVIDED, however, that upon the occurrence of any event specified in Section 8.01(f) or 8.01(g) (in the case of clause (i) of Section 8.01(g) upon the expiration of the sixty (60)-day period mentioned therein), the Commitment of each Bank to make Loans shall automatically terminate, and the unpaid principal amount of all outstanding Loans and interest accrued and unpaid thereon, and all other amounts owing or payable hereunder as aforesaid shall automatically become due and payable without further act of any Agent or Bank.

     8.03 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                 ARTICLE IX
                                  THE AGENT

     9.01 APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist on the part of Agent. Notwithstanding anything to the contrary herein, Issuing Bank shall act on behalf of the Banks with respect to the Letters of Credit (and all conditions precedent applicable to the issuance or extension thereof), until such time and except for so long as the Agent may elect to act for the Issuing Bank with respect thereto; PROVIDED, HOWEVER, that the Issuing Bank shall have all of the benefits and immunities (i) for acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit as fully as if the term "Agent", as used in this Article IX, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.


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     9.02  DELEGATION OF DUTIES.  The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     9.03 LIABILITY AGENT. The Agent, its respective Affiliates, or their respective officers, directors, employees, agents, or attorneys-in-fact (all of the foregoing being collectively referred to as the "Agent-Related Persons") shall not (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company, the REIT, any Management Entity or Subsidiary or any Affiliate of any such Person, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Loan Document, or for any failure of the Company, the REIT or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of the Company, the REIT, any Management Entity or Subsidiary or Affiliates thereof.

     9.04  RELIANCE BY AGENT.

           (a) GENERALLY. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Requisite Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

           (b) CONDITIONS PRECEDENT. For purposes of determining compliance with the conditions specified in Sections 4.01 and 4.02 (as to the initial borrowing hereunder), each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be

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

consented to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice &am such Bank prior to the initial borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or such Bank shall not have made available to the Agent the Bank's ratable portion of such borrowing.

     9.05 NOTICE OF DEFAULt. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice &am a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give notice thereof t85o the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Requisite Banks in accordance with Article VIII; PROVIDED, HOWEVER, that unless and until the Agent shall have received any such request, it may (but shall not be obligated to) take such action, or refrain &om taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     9.06 CREDIT DECISION. Each Bank expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to such Bank and that no act by the Agent hereinafter taken, including any review of the affairs of the Company, the REIT, any Management Entity or Subsidiary, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that such Bank has, independently and without reliance upon the Agent and based on such documents and information as such Bank has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, Properties, financial and other condition and creditworthiness of the Company, the REIT, any Management Entity or Subsidiary, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, Properties, financial and other condition and creditworthiness of the Company, the REIT, the Management Entities and the Subsidiaries. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, Agent shall have no duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, Properties, financial and other condition or creditworthiness of the Company, the REIT, the Management Entities and the Subsidiaries which may come into the possession of any of the Agent-Related Persons.

     9.07 INDEMNIFICATION. The Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so) ratably &om and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; PROVIDED, HOWEVER, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely &om such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand (to the extent the Agent is not reimbursed upon demand by the Company, unless the Agent is legally restricted &am making such demand upon the Company, in which case demand need not be made upon the Company) for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. Without limiting the generality of the foregoing, if the IRS or any authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section 9.07, together with all costs, expenses and attorneys' fees (including allocated costs for inhouse legal services). The obligation of the Banks in this Section shall survive the payment of all Obligations.

     9.08 AGENT IN INDIVIDUAL CAPACITY. BofA (and any other Bank that may hereafter serve as Agent) and each of their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with, the Company, the REIT, the Management Entities and the Subsidiaries and Affiliates as though BofA (or any other such Bank) were not the agent hereunder and without notice to the Banks. With respect to its Loans, BofA (and any other Bank that may hereafter serve as Agent), shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though each of them were not an agent, and the terms "Bank" and "Banks" shall include BofA (and any other Bank that may hereafter serve as Agent), in its individual capacity.

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

     9.09 SUCCESSOR AGENTS. The Agent may resign as Agent upon 30 days' notice to the Banks. If an Agent shall resign under this Agreement, the Requisite Banks shall appoint from among the Banks a successor Agent for the Banks, which successor Agent shall, if no Default or Event of Default exists hereunder, be subject to the approval of the Company. If no successor Agent is appointed prior to the effective date of the resignation of the retiring Agent,


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

the retiring Agent shall appoint, after consulting with the Banks and the Company, a successor Agent. Upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent, and the term "Agent" shall mean such successor Agent, and the retiring Agent's rights, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as' to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

     9.10  COLLATERAL MATTERS.

           (a) PERFECTION. The Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent &am the Banks, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

           (b) RELEASES. Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to Section 2.13(e) or any other provision of the Loan Documents. The Agent shall be completely protected in taking any action directed by all the Banks in response to such request and shall incur no liability to the Company or any Bank for failing to take any action as to which all of the Banks do not concur.

           (c) NO OTHER COLLATERAL. Each Bank agrees with and in favor of each other (which agreement shall not be for the benefit of the Company, the REIT, the Management Entities or any Subsidiaries) that the Company's obligation to such Bank under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Bank other than the Collateral hereunder.

                                    ARTICLE X

                                  MISCELLANEOUS

     10.01  AMENDMENTS AND WAIVERS.

            (a) GENERALLY. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure therefrom, shall be effective unless the same shall be in writing and signed by the Requisite Banks, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            (b) MATTERS REQUIRING UNANIMUS CONSENT. Notwithstanding the terms of Section 10.01(a), no amendment or waiver of any provision of this Agreement or any other Loan Document, no agreement to forebear from acting upon any departure by the Company therefrom, and no consent with respect to any departure by the Company therefrom, shall be effective to do any of the following, unless the same is in writing and signed by all the Banks:

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

                 (i)    increase the Commitment of any Bank;

                 (ii) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due hereunder or under any Loan Document whether by acceleration or otherwise;

                 (iii) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any Loan Document;

                 (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans required for the Banks or any of them to take any action hereunder;

                 (v)    amend Section 2.15 (Sharing of Payments, Etc.), Section
6.10 (Use of Proceeds), Section 8.02 (Remedies), Section 10.15 (Governing Law and Jurisdiction) or this Section 10.01;

                 (vi) release any portion of the Collateral except as provided in Section 2.13(b), Section 2.13(d), Section 2.13(e), Section 7.05 and as otherwise may be provided in applicable Collateral Documents or except where the consent of the Requisite Banks only is specifically provided for; or

                 (vii) release any guarantor from liability under the REIT Guaranty Documents.

            (c) MATTERS REQUIRING AGENTS' CONSENT. Notwithstanding the terms of Section 10.01(a), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective to affect the rights or duties of the Agent under this Agreement or any other Loan Document, unless the same is in writing and signed by the Agent.

     10.02  NOTICES.

            (a) DELIVER. All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed or delivered, (i) if to the Company, to its address specified on the signature pages hereof, (ii) if to any Bank, to its Domestic Lending Office, and (iii) if to Agent, to its address specified on the signature pages hereof; or, as to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

            (b) RECEIPT. All such notices and communications shall, when transmitted by overnight delivery, telegraphed, telecopied by facsimile, telexed or cabled, be


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

effective when delivered for overnight delivery or to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, or if delivered, upon delivery, except that notices pursuant to Article II or VIII shall not be effective until actually received by the Agent.

            (c) RELIANCE. The Company acknowledges and agrees that any agreement of the Agent and the Banks under Article II to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice, and the Agent and the Banks shall not have any liability to the Company or any other Person on account of any action taken or not taken by the Agent and the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

     10.03 NO WAIVER: CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of any Agent or Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     10.04 COSTS AND EXPENSES. The Company shall, whether or not the transactions contemplated hereby shall be consummated:

            (a) FACILITY EXPENSES. Pay or reimburse the Agent on demand for all costs and expenses incurred in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, the consummation of the transactions contemplated hereby and thereby, and any proposal for additions to the Borrowing Base Properties, and the syndication of this Agreement to other Banks, as well as all costs of the Agent and the Issuing Bank in connection with the issuance of Letters of Credit (including, without limitation, title insurance premiums and charges, survey costs, recording costs and taxes, travel expenses incurred by representatives of the Agent, and the reasonable Attorney Costs incurred by the Agent with respect thereto, and with respect to the Letters of Credit, amendment fees, drawing fees, check fees, foreign currency fees, and other fees and costs the Issuing Bank normally charges in connection therewith);

            (b) ENFORCEMENT EXPENSES. Pay or reimburse the Agent and Banks on demand for all costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans) under this Agreement, any other Loan Document, and any such other documents, including reasonable Attorney Costs incurred by the Agent and Bank; and


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            (c)  COLLATERAL EXPENSES.  Pay or reimburse the Agent on demand for all Appraisals pursuant to Section 2.13(c) (including the allocated cost of internal appraisal services), audits, environmental inspections and reviews (including the allocated costs of such internal services), search and filing costs, fees and expenses, incurred or sustained by the Agent in connection with the matters referred to under paragraphs (a) and (b) of this Section.

     10.05 INDEMNITY. The Company shall indemnify and hold harmless the Agent, each Bank and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") from and against and pay them for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding related to this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); PROVIDED, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising &om the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section 10.05 shall survive payment of all other Obligations.

     10.06 MARSHALLING: PAYMENTS SET ASIDE. Neither the Agent nor any Bank shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Agent or any Bank, or the Agent or any Bank enforces its Liens or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     10.07 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank, which may be withheld in their sole and absolute discretion.

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



     10.08  ASSIGNMENTS, PARTICIPATIONS. ETC.

            (a)  ASSIGNMENTS.  Subject to the further provisions of this
Section 10.08(a), any Bank may, with the written consent of the Agent, which consent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Agent shall be required in connection with any


                                        92

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assignment and delegation by a Bank to a Bank Affiliate of such Bank) (each an
"Assignee") all, or any ratable part of all, of the Loans, the Letter of Credit Liability, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000 and in additional increments of $250,000 so long as such Bank concurrently transfers to such Assignee the same proportionate share of its interests and obligations with respect to Commitment under (and as such term is defined in) the Bridge Loan Agreement) PROVIDED, HOWEVER, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (a) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (b) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of EXHIBIT K ("Assignment and Acceptance") together with any Note or Notes subject to such assignment; (c) such Bank shall have paid to the Agent, for its own account, an assignment fee in the amount of $1500, if the Assignee is a Bank (without giving effect to the Assignment), and $3000 in all other cases; and (d) such Bank shall have delivered to the Agent such documents as may be required by
Section 3.01(f). Any such assignment requiring the approval of the Agent shall also require the approval of the Company (such approval not to be unreasonably withheld or delayed), provided that the Company's failure to approve or disapprove such assignment within five days' after receiving written notice thereof shall be deemed approval by the Company of such assignment, and provided further, that no such approval from the Company shall be required during the continuation of a Default or Event of Default.

            (b) RIGHTS OF ASSIGNEE. From and after the date that the Agent notifies the assignor Bank that the Agent has received an executed Assignment and Acceptance and payment of the assignment fee specified in Section 10.08(a),
(i) the Assignee thereunder shall, subject to Section 10.08(a), be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released &om its obligations under the Loan Documents.

            (c) REPLACEMENT NOTES. Within thirty (30) Business Days after its receipt of notice by the Agent that the Agent has received an executed Assignment and Acceptance and payment of the processing fee, the Company shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Bank PRO TANTO.

            (d) PARTICIPATIONS, Any Bank may at any time sell to one or more commercial banks (a "Participant") participating interests in any Loans, Letter of Credit Liability and Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents so long as such Bank concurrently transfers to such Participant the same proportionate share of its interests and obligations with respect to Commitment under (and as such term is defined in) the Bridge Loan Agreement; PROVIDED, HOWEVER, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, (iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent as described in the FIRST PROVISO to Section 10.01; and (v) the Company shall have approved the transfer or grant of any participating interest in any Loans, Letter of Credit Liability and Commitment of the originating Bank to a Participant that has not theretofore previously held a participating interest therein (such approval not to be unreasonably withheld or delayed), provided that the Company's failure to approve or disapprove in writing such Participant within five days' after receiving written notice thereof shall be deemed approval by the Company of such transfer or grant to such Participant, and provided further, that no such approval &om the Company shall be required during the continuation of a Default or Event of Default..
In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

            (e) ASSIGNMENTS TO FEDERAL RESERVE BANK. Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Bank may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans or Notes made by the Company to or for the account of the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Company's obligations hereunder in respect of such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Bank from its obligations hereunder.

     10.09 SETOFF. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists, each Bank is authorized at any time and &om time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest


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extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Bank to or for the credit or the account of the Company against any and all obligations owing to such Bank, now or hereafter existing, irrespective of whether the Agent or such Bank shall have made demand under this Agreement or any Loan Document and whether such obligations may be contingent or unmatured. Each Bank agrees to promptly notify the Company and the Agent after any such setoff and application made by such Bank; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section 10.09 are in addition to the other rights and remedies (including other rights of setoff) that such Bank may have. NOTWITHSTANDING THE FOREGOING, NO BANK SHALL EXERCISE, OR ATTEMPT TO EXERCISE, ANY RIGHT OF SETOFF, BANKER'S LIEN, OR THE LIKE, AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE COMPANY, THE REIT, ANY MANAGEMENT ENTITY OR ANY SUBSIDIARY HELD OR MAINTAINED BY ANY BANK, WITHOUT THE PRIOR WRITTEN CONSENT OF THE REQUISITE BANKS.

     10.10 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Bank shall notify the Agent in writing of any changes in the address to which notices to such Bank should be directed, of addresses of its Offshore Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     10.11 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

     10.12 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     10.13 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Agent and the Banks, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Agent or Bank shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

     10.14 TIME. Time is of the essence of each term and provision of this Agreement and each of the other Loan Documents.

     10.15 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE


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


STATE OF COLORADO; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     10.16 WAIVER OF JURY TRIAL. THE COMPANY, THE AGENT, AND THE BANKS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. SUBJECT TO SECTION 10.17 BELOW, THE COMPANY, THE AGENT, AND THE BANKS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     10.17  ARBITRATION.

            (a) MANDATORY ARBITRATION. Any controversy or claim between or among the parties arising out of or relating to this Agreement, the Loan Documents, and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in Los Angeles, California, in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association (the "AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

            (b) PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. No provision of this Section 10.17 shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration.

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     10.18  NOTICE OF CLAIMS CLAIMS BAR.  THE COMPANY HEREBY AGREES THAT IT
SHALL GIVE PROMPT WRITTEN NOTICE TO THE AGENT OF ANY CLAIM OR CAUSE OF ACTION IT BELIEVES IT HAS, OR MAY SEEK TO ASSERT OR ALLEGE AGAINST THE AGENT OR ANY BANK, WHETHER SUCH CLAIM IS BASED IN LAW OR EQUITY, ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR TO THE LOANS (OR THE COLLATERAL THEREFOR), OR ANY ACT OR OMISSION TO ACT BY THE AGENT OR ANY BANK WITH RESPECT HERETO OR THERETO, AND THAT IF THE COMPANY SHALL FAIL TO GIVE SUCH PROMPT NOTICE TO THE AGENT WITH REGARD TO ANY SUCH CLAIM OR CAUSE OF ACTION, THE COMPANY SHALL BE DEEMED TO HAVE WAIVED, AND SHALL BE FOREVER BARRED FROM BRINGING OR ASSERTING, SUCH CLAIM OR CAUSE OF ACTION IN ANY ARBITRATION OR ANY SUIT, ACTION OR PROCEEDlNG IN ANY COURT OR BEFORE ANY GOVERNMENTAL AGENCY.

     10.19 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire Agreement and understanding between the Company, the Agent and the Banks. Accordingly, this Agreement, together with the other Loan Documents, supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Agent or the Banks.

     10.20 INTERPRETATION. This Agreement, together with the other Loan Documents, is the result of negotiations between and has been reviewed by counsel to the Agent, the Banks and the Company and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Banks or the Agent merely because of the Agent's or Bank's involvement in the preparation of such documents and agreements.

     10.21 EXCULPATION OF BANKS. No Bank undertakes or assumes any responsibility or duty to the Company or any third party to select, review, inspect, examine, supervise, pass judgment upon or inform the Company or any third party of the existence, quality, adequacy or suitability of: (a) any appraisals of any Collateral, (b) any environmental report, or (c) any other matters or items, including, but not limited to, engineering, soils and seismic reports which are contemplated in the Loan Documents. Any such selection, review, inspection, examination and the like is solely for the purpose of protecting the Banks' security and preserving the Banks' rights under the Loan Documents, and shall not render any Bank liable to the Company or any third party for the existence, sufficiency, accuracy, completeness or legality thereof. No Bank owes any duty of care to protect or inform the Company or any third party against negligent, faulty, inadequate or defective building or construction or the existence of any environmentally hazardous condition affecting any Collateral.

     10.22 RELATIONSHIP. Nothing herein contained shall in any manner be construed as creating any relationship between the Agent and the Banks, on the one hand, and the Company, on the other hand, other than as creditor and debtor. The Company agrees to


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attorneys' fees and disbursements, including reasonably allocated costs of in-house counsel) resulting from any other construction of the parties' relationship.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

                                  COMPANY

                                  AIMCO PROPERTIES, L.P.,
                                  a Delaware limited partnership

                                  By: AIMCO -GP, Inc., a Delaware corporation,
                                      its general partner

                                      By:    /s/ PETER KOMPANIEZ
                                          ----------------------------------
                                      Its:   Vice President

                                      By:    Peter Kompaniez
                                          ----------------------------------
                                      Its:   Vice President
                                          ----------------------------------

                                  Notices to be sent to:

                                  1873 South Bellaire Street
                                  17th Floor
                                  Denver, Colorado 80222
                                  Attention: Peter K. Kompaniez,
                                               Vice Chairman
                                  Facsimile:
                                             -------------------------------

                                  AGENT

                                  BANK OF AMERICA NATIONAL TRUST
                                  AND SAVINGS ASSOCIATION,
                                  as Agent

                                  By:     /s/ DERIK J HART
                                      --------------------------------------

                                  Name:   Derik J Hart
                                        ------------------------------------
                                  Title:  Assistant Vice President
                                        ------------------------------------


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                                  Notices to be sent to:

                                  Bank of America National Trust and Savings
                                    Association
                                  CRESG #1357
                                  555 South flower Steret, 6th Floor
                                  Los Angeles, CA 90071
                                  Att'n: M. Harvey

                                  Payments to be made to:

                                  BANK OF AMERICA NATIONAL TRUST AND
                                  SAVINGS ASSOCIATION
                                  ABA #:
                                         -----------------------------------
                                  Account #:
                                             -------------------------------
                                  Attention: Ref:
                                             -------------------------------
                                  Facsimile:
                                             -------------------------------
                                  B OF A

                                  BANK OF AMERICA NATIONAL TRUST
                                  AND SAVINGS ASSOCIATION,
                                  as a Bank

                                  By:     /s/ DERIK J HART
                                        ------------------------------------
                                  Name:   Derik J Hart
                                        ------------------------------------
                                  Title:  Assist Vice President
                                        ------------------------------------

                                  Notices to be sent to:

                                  Bank of America National Trust and Savings
                                    Association
                                  CRESG #1357
                                  555 South flower Steret, 6th Floor
                                  Los Angeles, CA 90071
                                  Att'n: M. Harvey
                                  Telephone: (213) 228-6470
                                             -------------------------------
                                  Facsimile: (213) 228-5389
                                             -------------------------------


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                              Payments to be made to:

                              ABA No.:     121000358
                                       ----------------------------------------
                              Ref.:        Loan Accounting Dept. #1503
                                    -------------------------------------------
                              Attention:   Elvia Hernandez - Reference: AIMCO -
                                           Obligor No. 7606887762
                                         --------------------------------------


                                        100